                                                                  EXECUTION COPY

================================================================================

                                 $300,000,000



                          REVOLVING CREDIT AGREEMENT

                                     AMONG


                                  DEPUY, INC.

                                 as Borrower,

                           THE LENDERS NAMED HEREIN


                                      and



                      THE FIRST NATIONAL BANK OF CHICAGO,

                                   as Agent


                                  DATED AS OF


                                 May 29, 1998


================================================================================
                                  Arranged by

                      FIRST CHICAGO CAPITAL MARKETS, INC.

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I

     DEFINITIONS..............................................................    1

ARTICLE II

     THE CREDITS..............................................................   13
     2.1.  Advances...........................................................   13
     2.2.  Ratable Loans......................................................   13
     2.3.  Types of Advances..................................................   13
     2.4.  Facility Fee; Reductions and Increases in Aggregate Commitment.....   13
     2.5.  Minimum Amount of Each Advance.....................................   14
     2.6.  Optional Principal Payments........................................   14
     2.7.  Method of Selecting Types and Interest Periods for New Advances....   15
     2.8.  Conversion and Continuation of Outstanding Advances................   15
     2.9.  Changes in Interest Rate, etc......................................   16
     2.10. Method of Payment..................................................   16
     2.11. Noteless Agreement; Evidence of Indebtedness.......................   16
     2.12. Rates Applicable After Default.....................................   17
     2.13. Telephonic Notices.................................................   17
     2.14. Interest Payment Dates; Interest and Fee Basis.....................   18
     2.15. Notification of Advances, Interest Rates, Prepayments, Commitment
           Reductions and Issuance Requests...................................   18
     2.16. Lending Installations..............................................   18
     2.17. Non-Receipt of Funds by the Agent..................................   18
     2.18. Facility Letters of Credit.........................................   19
           2.18.1  Issuance of Facility Letters of Credit.....................   19
           2.18.2  Participating Interests....................................   19
           2.18.3  Facility Letter of Credit Reimbursement Obligations........   20
           2.18.4  Procedure for Issuance.....................................   21
           2.18.5  Nature of the Lenders' Obligations.........................   22
           2.18.6  Facility Letter of Credit Fees.............................   22

ARTICLE III

     YIELD PROTECTION; TAXES..................................................   23
     3.1.  Yield Protection...................................................   23
     3.2.  Changes in Capital Adequacy Regulations............................   24
     3.3.  Availability of Types of Advances..................................   24
     3.4.  Funding Indemnification............................................   24
     3.5.  Taxes..............................................................   24

                                      -i-
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
     3.6.  Lender Statements; Survival of Indemnity...........................   26
     3.7.  Substitution of Lenders............................................   26

ARTICLE IV

     CONDITIONS PRECEDENT.....................................................   27
     4.1.  Initial Loans and Facility Letters of Credit.......................   27
     4.2.  Each Future Advance and Facility Letter of Credit..................   28

ARTICLE V

     REPRESENTATIONS AND WARRANTIES...........................................   29
     5.1.  Corporate Existence and Standing...................................   29
     5.2.  Authorization and Validity.........................................   29
     5.3.  Compliance with Laws and Contracts.................................   29
     5.4.  Governmental Consents..............................................   30
     5.5.  Financial Statements...............................................   30
     5.6.  Material Adverse Change............................................   30
     5.7.  Taxes..............................................................   30
     5.8.  Litigation and Contingent Obligations..............................   31
     5.9.  Subsidiaries.......................................................   31
     5.10. ERISA..............................................................   31
     5.11. Defaults...........................................................   31
     5.12. Federal Reserve Regulations........................................   31
     5.13. Investment Company; Public Utility Holding Company.................   32
     5.14. Plan Assets; Prohibited Transactions...............................   32
     5.15. Ownership of Properties............................................   32
     5.16. Material Agreements................................................   32
     5.17. Acquisition Documents..............................................   32
     5.18. Environmental Matters..............................................   32
     5.19. Insurance..........................................................   33
     5.20. Year 2000 Compliance...............................................   33
     5.21. Disclosure.........................................................   33

ARTICLE VI

     COVENANTS................................................................   33
     6.1.  Financial Reporting................................................   33
     6.2.  Use of Proceeds....................................................   35
     6.3.  Notice of Default..................................................   35
     6.4.  Conduct of Business................................................   35
     6.5.  Taxes..............................................................   35
     6.6.  Insurance..........................................................   35


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
     6.7.  Compliance with Laws...............................................   35
     6.8.  Maintenance of Properties..........................................   36
     6.9.  Inspection.........................................................   36
     6.10. Capital Stock and Dividends........................................   36
     6.11. Indebtedness.......................................................   36
     6.12. Merger.............................................................   36
     6.13. Sale of Assets.....................................................   37
     6.14. Investments and Purchases..........................................   37
     6.15. Liens..............................................................   38
     6.16. Affiliates.........................................................   38
     6.17. Change in Corporate Structure; Fiscal Year.........................   38
     6.18. Inconsistent Agreements............................................   39
     6.19. Financial Covenants................................................   39
           6.19.1.  Minimum Tangible Net Worth................................   39
           6.19.2.  Leverage Ratio............................................   39
     6.20.  Year 2000 Compliance..............................................   39

ARTICLE VII

     DEFAULTS.................................................................   39

ARTICLE VIII

     ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES...........................   41
     8.1.  Acceleration.......................................................   41
     8.2.  Amendments.........................................................   42
     8.3.  Preservation of Rights.............................................   43

ARTICLE IX

     GENERAL PROVISIONS.......................................................   43
     9.1.  Survival of Representations........................................   43
     9.2.  Governmental Regulation............................................   43
     9.3.  Headings...........................................................   43
     9.4.  Entire Agreement...................................................   43
     9.5.  Several Obligations; Benefits of this Agreement....................   43
     9.6.  Expenses; Indemnification..........................................   44
     9.7.  Numbers of Documents...............................................   44
     9.8.  Accounting.........................................................   45
     9.9.  Severability of Provisions.........................................   45
     9.10. Nonliability of Lenders............................................   45
     9.11. Confidentiality....................................................   45
     9.12. Nonreliance........................................................   45


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
     9.13.  Disclosure........................................................   45

ARTICLE X

     THE AGENT................................................................   46
     10.1.  Appointment; Nature of Relationship...............................   46
     10.2.  Powers............................................................   46
     10.3.  General Immunity..................................................   46
     10.4.  No Responsibility for Loans, Recitals, etc........................   46
     10.5.  Action on Instructions of Lenders.................................   47
     10.6.  Employment of Agents and Counsel..................................   47
     10.7.  Reliance on Documents; Counsel....................................   47
     10.8.  Agent's Reimbursement and Indemnification.........................   47
     10.9.  Notice of Default.................................................   48
     10.10. Rights as a Lender................................................   48
     10.11. Lender Credit Decision............................................   48
     10.12. Successor Agent...................................................   49
     10.13. Agent's Fee.......................................................   49
     10.14. Delegation to Affiliates..........................................   49

ARTICLE XI

     SETOFF; RATABLE PAYMENTS.................................................   49
     11.1.  Setoff............................................................   50
     11.2.  Ratable Payments..................................................   50

ARTICLE XII

     BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS........................   50
     12.1.  Successors and Assigns............................................   50
     12.2.  Participations....................................................   51
            12.2.1  Permitted Participants; Effect............................   51
            12.2.2.  Voting Rights............................................   51
            12.2.3.  Benefit of Setoff........................................   51
     12.3.  Assignments.......................................................   51
            12.3.1.  Permitted Assignments....................................   52
            12.3.2.  Effect; Effective Date...................................   52
     12.4.  Dissemination of Information......................................   52
     12.5.  Tax Treatment.....................................................   53

                                     -iv-
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
ARTICLE XIII

     NOTICES..................................................................   53
     13.1.  Notices...........................................................   53
     13.2.  Change of Address.................................................   53

ARTICLE XIV

     COUNTERPARTS.............................................................   53

ARTICLE XV

     CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.............   54
     15.1.  CHOICE OF LAW.....................................................   54
     15.2.  CONSENT TO JURISDICTION...........................................   54
     15.3.  WAIVER OF JURY TRIAL..............................................   54

                                   EXHIBITS
                                   --------

Exhibit A (Article 1)              Note
Exhibit B (Section 6.1(c))         Compliance Certificate
Exhibit C (Section 12.3.1)         Assignment Agreement


                                   SCHEDULES
                                   ---------

Schedule 5.3   -     Approvals and Consents
Schedule 5.9   -     Subsidiaries
Schedule 5.15  -     Ownership of Properties
Schedule 6.11  -     Indebtedness
Schedule 6.14  -     Investments
Schedule 6.15  -     Liens

                                 CREDIT AGREEMENT


     This Credit Agreement, dated as of May 29, 1998, is among DEPUY, INC., a Delaware corporation, the Lenders and THE FIRST NATIONAL BANK OF CHICAGO, individually and as Agent.


                                R E C I T A L S:
                                - - - - - - - -

     A. The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of $300,000,000, the proceeds of which the Borrower will use (a) in part to finance the cash payment to be made by the Borrower in connection with its acquisition by merger of AcroMed Corporation and the expenses incurred therewith, and (b) for the working capital needs of the Borrower and its subsidiaries.

     B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     "Acquisition" means the Borrower's acquisition by merger of AcroMed Corporation pursuant to the Merger Agreement.

     "Acquisition Documents" means the Merger Agreement and the other documents, certificates and agreements delivered in connection with the Acquisition.

     "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to the Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means The First National Bank of Chicago in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
Article X.

     "Aggregate Available Commitment" means, at any time, (a) the Aggregate Commitment at such time less (b) the outstanding Facility Letter of Credit
                        ----
Obligations at such time.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof. The initial Aggregate Commitment is $300,000,000.

     "Agreement" means this Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5; provided, however, that for purposes of all computations required to be made
--------  -------
with respect to compliance by the Borrower with Section 6.19, such term shall mean generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.5.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.

     "Alternate Base Rate Loan" means a Loan which bears interest at the Alternate Base Rate.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment (without regard to usage) pursuant to Section 2.4 at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Advances of any Type at any time or Facility Letters of Credit at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type or Facility Letters of Credit as set forth in the Pricing Schedule.

     "Arranger" means First Chicago Capital Markets, Inc. and its successors.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Officer" means any of the president, chief financial officer, chief operating officer or Director of Treasury of the Borrower, acting singly.

     "Bankruptcy Code" means Title 11, United States Code, sections 1 et seq.,
                                                                      -- ---
as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

     "Borrower" means DePuy, Inc., a Delaware corporation, and its successors and assigns.

     "Borrowing Date" means a date on which an Advance is made or a Facility Letter of Credit is issued hereunder.

     "Borrowing Notice" is defined in Section 2.7.

     "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by Standard and Poor's Rating Services, a division of the McGraw Hill Companies, Inc., or P-1 or better by Moody's Investor Services, Inc, (c) demand deposit accounts maintained in the ordinary course of business, (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000 and (e) other short-term money market type instruments of comparable credit quality; provided
                                                                       --------
in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change" is defined in Section 3.2.

     "Change in Control" means (a) the acquisition by any Person (other than Roche Holdings Ltd. and its affiliates), or two or more Persons acting in concert, including without limitation any acquisition effected by means of any transaction contemplated by Section 6.12, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower, or (b) during any period of twelve (12) consecutive calendar months, commencing on the date of this Agreement, the ceasing of those individuals (the "Continuing Directors") who (i) were directors
                                   --------------------
of the Borrower on the first day of each such period or (ii) subsequently became directors of the Borrower and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of the Borrower, to constitute a majority of the board of directors of the Borrower.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans and participate in Facility Letters of Credit not exceeding the amount set forth opposite its signature below or as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

     "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with Agreement Accounting Principles.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any take-or-pay contract.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Conversion/Continuation Notice" is defined in Section 2.8.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

     "Default" means an event described in Article VII.

     "EBITDA" means, for any applicable computation period, (a) the Borrower's and Subsidiaries' Net Income from continuing operations, plus, to the extent
                                                         ----
deducted from revenues in determining Net Income, (i) interest expense paid or accrued during such period, (ii) expenses for taxes paid or accrued during such period, (iii) amortization and depreciation for such period, and (iv) extraordinary losses incurred during such period other than in the ordinary course of business, minus (b) to the extent included in Net Income, extraordinary gains accrued during such period other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, franchises, licenses and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

     "Eurodollar Loan" means a Loan which bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income (or, for purposes of the Gross Income Tax of Indiana, gross income), and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (b) the jurisdiction in which the Agent's or such Lender's principal executive office is located or in which such Lender maintains a Lending Installation.

     "Facility Fee" is defined in Section 2.4.

     "Facility Letter of Credit" means a standby Letter of Credit issued pursuant to Section 2.18.

     "Facility Letter of Credit Obligations" means as at the time of determination thereof, the sum of (a) the Reimbursement Obligations then outstanding and (b) the aggregate then undrawn face amount of the then outstanding Facility Letters of Credit.

     "Facility Letter of Credit Sublimit" means an aggregate amount of $10,000,000.

     "Facility Termination Date" means May 28, 2003.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Financial Statements" is defined in Section 5.5.

     "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

     "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

     "Fiscal Year" means the twelve-month accounting period ending December 31 of each year.

     "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, (f) Capitalized Lease Obligations (g) Contingent Obligations, (h) actual and contingent reimbursement obligations in respect of Letters of Credit, (i) Rate Hedging Obligations, (j) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person,
(k) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person and (l) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person.

     "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically
                       --------  -------
corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding
                         --------  -------
Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts or certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "Issuance Request" is defined in Section 2.18.4.

     "Issuer" means First Chicago.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.16.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Letter of Credit Cash Collateral Account" is defined in Section 8.1. Such account and the related cash collateralization shall be subject to documentation satisfactory to the Agent.

     "Leverage Ratio" means, as at the end of any Fiscal Quarter, the ratio of
(a) Indebtedness (excluding Rate Hedging Obligations and Contingent Obligations) of the Borrower and its Subsidiaries on a consolidated basis as of the end of such Fiscal Quarter to (b) EBITDA for the period consisting of the four consecutive Fiscal Quarters then most recently ended.

     "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, any loan made by such Lender pursuant to Article II (or any conversion or continuation thereof).

     "Loan Documents" means this Agreement, the Notes, the Reimbursement Agreements and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

     "Margin Stock" has the meaning assigned to that term under Regulation U.

     "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or other), operations, performance, properties or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

     "Merger Agreement" means that certain Agreement and Plan of Merger dated as of March 19, 1998 among the Borrower, DP Merger-Sub, Inc. and AcroMed Corporation, as the same may be amended or modified after the date hereof with the consent of the Required Lenders and the Agent.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Income" means, for any computation period, with respect to the Borrower on a consolidated basis with its Subsidiaries (other than any Subsidiary which is restricted from declaring or paying dividends or otherwise advancing funds to its parent whether by contract or otherwise), cumulative net income earned (or loss incurred) during such period as determined in accordance with Agreement Accounting Principles.

     "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.11 in the form of Exhibit A, including any amendment, modification,
                               ---------
renewal or replacement of such promissory note.

     "Notice of Assignment" is defined in Section 12.3.2.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, the Facility Letter of Credit Obligations and all other liabilities (if any), whether actual or contingent, of the Borrower with respect to Facility Letters of Credit, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to any Lender, the Agent or any indemnified party hereunder arising under any of the Loan Documents.

     "Other Taxes" is defined in Section 3.5(b).

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means the last day of each February, May, August and November.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's Pro-rata share or portion based on its percentage of the Aggregate Commitment or if the Aggregate Commitment has been terminated, its percentage of the aggregate principal amount of outstanding Advances and Facility Letter of Credit Obligations.

     "Purchase" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company or division or line of business thereof, whether through purchase of assets, merger or otherwise, or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Hedging Agreement" means an agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

     "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Rate Hedging Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

     "Reimbursement Agreement" means a letter of credit application and reimbursement agreement in such form as the Issuer may from time to time employ in the ordinary course of business.

     "Reimbursement Obligations" means, at any time, the aggregate (without duplication) of the Obligations of the Borrower to the Lenders, the Issuer and/or the Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuer and/or the Agent under or in respect of draws made under the Facility Letters of Credit.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty
(30) days of the occurrence of such event; provided, that a failure to meet the
                                           --------
minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, the sum of (a) the aggregate unpaid principal amount of the outstanding Loans plus (b) the aggregate amount of the outstanding Facility Letter of Credit
----
Obligations.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Risk-Based Capital Guidelines" is defined in Section 3.2.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Single Employer Plan" means a Plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group, other than a Multiemployer Plan.

     "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (a) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (a) above.

     "Tangible Net Worth" means at any date the common stockholders' equity of the Borrower and its Subsidiaries determined from a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles, less the consolidated Intangible Assets of the Borrower and its Subsidiaries, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such common stockholders' equity) of (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 1997 in the book value of any asset owned by the Borrower or a consolidated Subsidiary, (b) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (c) all unamortized debt discount and expense, unamortized deferred charges, good will, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

     "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under
Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Alternate Base Rate Advance or Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                  ARTICLE II

                                  THE CREDITS
                                  -----------

     2.1. Advances.  (a) From and including the date hereof to but excluding
          --------
the Facility Termination Date, each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Pro-rata share of the Aggregate Available Commitment existing at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Advances at any time prior to the Facility Termination Date. The Commitments to lend or issue or participate in Facility Letters of Credit shall expire on the Facility Termination Date.

          (b) The Borrower hereby agrees that, if at any time as a result of reductions in the Aggregate Commitment pursuant to Section 2.4 or otherwise, the aggregate balance of the sum of the Loans and the Facility Letter of Credit Obligations exceeds the Aggregate Commitment, the Borrower shall repay immediately its then outstanding Loans in such amount as may be necessary to eliminate such excess; provided, that if an excess remains after repayment of
                       --------
all outstanding Loans, then the Borrower shall cash collateralize the Facility Letter of Credit Obligations by depositing into the Letter of Credit Cash Collateral Account such amount as may be necessary to eliminate such excess.

          (c) The Borrower's obligation to pay the principal of, and interest on, the Loans shall be evidenced by the Notes. Although the Notes shall be dated the date of the initial Advance, interest in respect thereof shall be payable only for the periods during which the Loans evidenced thereby are outstanding and, although the stated amount of each Note shall be equal to the applicable Lender's Commitment, each Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Loan at the time evidenced thereby.

          (d) Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.2. Ratable Loans.  Each Advance hereunder shall consist of Loans made
          -------------
from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

     2.3. Types of Advances.  The Advances may be Alternate Base Rate Advances
          -----------------
or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.7 and 2.8.

      2.4.Facility Fee; Reductions and Increases in Aggregate Commitment.
          --------------------------------------------------------------
(a) The Borrower agrees to pay to the Agent for the account of each Lender a facility fee (the "Facility Fee") in an amount equal to the Applicable Fee Rate times the Aggregate Commitment (regardless of usage), from the date hereof to and including the Facility Termination Date, payable quarterly in arrears to the Agent for the ratable benefit of the Lenders on each Payment Date hereafter and on the Facility Termination Date. All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

          (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in a minimum aggregate amount of $10,000,000 or any integral multiple thereof, upon at least three (3) Business Days' prior written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate
                       --------  -------
Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Advances, plus (ii) the aggregate amount of the
                                    ----
outstanding Facility Letter of Credit Obligations.

          (c) The Borrower may, at its option, on a single occasion, seek to increase the Aggregate Commitment by up to $100,000,000 upon at least three (3) Business Days' prior notice to the Agent, which notice shall specify the amount of any such increase and shall be delivered at a time when no Default or Unmatured Default has occurred or is continuing. The Borrower may, after giving such notice, offer the increase in the Aggregate Commitment to any of the existing Lenders and/or to other banks, financial institutions or other entities acceptable to the Agent on a non Pro-rata basis in such amounts as determined by the Borrower and agreed to by the Agent. The Borrower may elect to accept on such single occasion an increase in the Aggregate Commitment by an amount less than $100,000,000. No increase in the Aggregate Commitment shall become effective until (i) the existing or new Lender extending such incremental commitment amount and the Borrower shall have delivered to the Agent a writing in form reasonably acceptable to the Agent pursuant to which such Lender states its Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder and (ii) the Borrower has provided the Agent with such related certificates, opinions and other documents as the Agent may reasonably request. In conjunction with such increase, the Lenders (new or existing) shall accept (and the existing Lenders shall make) an assignment at par of an interest in the Loans and Facility Letter of Credit Obligations outstanding at the time of such Aggregate Commitment increase such that, after giving effect thereto, all Loans and Facility Letter of Credit Obligations are held by the Lenders on a Pro-rata basis. The Borrower shall make any payments under Section 3.4 resulting from such assignments.

      2.5. Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in
           ------------------------------
the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Alternate Base Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof); provided,
                                                                --------
however, that (a) any Alternate Base Rate Advance may be in the amount of the
-------
unused Aggregate Commitment and (b) in no event shall more than six (6) Eurodollar Advances be permitted to be outstanding at any time.

      2.6. Optional Principal Payments.  The Borrower may from time to time pay,
           ---------------------------
without penalty or premium, all outstanding Alternate Base Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Alternate Base Rate Advances upon one (1) Business Day's prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days' prior notice to the Agent.

      2.7. Method of Selecting Types and Interest Periods for New Advances.  The
           ---------------------------------------------------------------
Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time; provided,
                                                                   --------
however, that notwithstanding anything in this Agreement to the contrary, for so
-------
long as First Chicago shall be the sole Lender, First Chicago and the Borrower may agree to Interest Periods of durations of less than one month. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than
                                            ----------------
10:00 a.m. (Chicago time) at least one (1) Business Day before the Borrowing Date of each Alternate Base Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

           (a) the Borrowing Date of such Advance, which shall be a Business
Day;

           (b) the aggregate amount of such Advance;

           (c) the Type of Advance selected; and

           (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, which shall end on or prior to the Facility Termination Date.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.8. Conversion and Continuation of Outstanding Advances. Alternate Base
           ---------------------------------------------------
Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.8 or are repaid in accordance with Section 2.6. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically continued as a Eurodollar Advance with a one month Interest Period unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.6 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance be converted into an Alternate Base Rate Advance or continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of an Alternate Base Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Alternate Base Rate Advance into a Eurodollar Advance, conversion of a Eurodollar Advance into an Alternate Base Rate Advance or continuation of a Eurodollar Advance not later than 10:00 a.m.

(Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

               (a) the requested date, which shall be a Business Day, of such conversion or continuation,

               (b) the aggregate amount and Type of the Advance which is to be converted or continued, and

               (c) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance or Alternate Base Rate Advance and, with respect to any Eurodollar Advance, the duration of the Interest Period applicable thereto.

      2.9. Changes in Interest Rate, etc.  Each Alternate Base Rate Advance
           ------------------------------
shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into an Alternate Base Rate Advance pursuant to
Section 2.8, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.8 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Section 2.7 and 2.8 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

      2.10.  Method of Payment.  All payments of the Obligations hereunder shall
             -----------------
be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

      2.11.  Noteless Agreement; Evidence of Indebtedness.  (a)  Each Lender
             --------------------------------------------
shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (b) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

     (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure
                                             --------  -------
of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

      2.12.  Rates Applicable After Default.  Notwithstanding anything to the
             ------------------------------
contrary contained in Section 2.7 or 2.8, no Advance may be made as, converted into or continued as a Eurodollar Advance (except with the consent of the Agent and the Required Lenders) when any Default or Unmatured Default has occurred and is continuing. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (a) each Eurodollar Advance and Alternate Base Rate Advance shall bear interest (for the remainder of the applicable Interest Period in the case of Eurodollar Advances) at a rate per annum equal to the rate otherwise applicable plus two percent (2.0%) per annum and (b) the Facility Letter of Credit Fee Rate otherwise applicable pursuant to Section 2.18.6 shall be increased by two percent (2.0%) per annum; provided, however, that such
                                           --------  -------
increased rate shall automatically and without action of any kind by the Lenders become and remain applicable until revoked by the Required Lenders in the event of a Default described in Section 7.6 or 7.7.

      2.13.  Telephonic Notices.  The Borrower hereby authorizes the Lenders and
             ------------------
the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.14.  Interest Payment Dates; Interest and Fee Basis.  Interest accrued
             ----------------------------------------------
on each Alternate Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances and Facility Fees shall be calculated for actual days elapsed on the basis of a 360-day year while interest on Alternate Base Rate Advances shall be calculated for actual days elapsed on the basis of a 365 or 366-day year, as applicable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.15.  Notification of Advances, Interest Rates, Prepayments, Commitment
             -----------------------------------------------------------------
Reductions and Issuance Requests.  Promptly after receipt thereof, the Agent
--------------------------------
will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/ Continuation Notice, Issuance Request and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      2.16.  Lending Installations. Each Lender may book its Loans at any
             ---------------------
Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

      2.17.  Non-Receipt of Funds by the Agent.  Unless the Borrower or a
             ---------------------------------
Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.
If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of the payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day. If any Lender has not in fact made such payment to the Agent, such Lender or the Borrower shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Lender, the Federal Funds Effective Rate for such day, or (b) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

      2.18.  Facility Letters of Credit.
             --------------------------

             2.18.1  Issuance of Facility Letters of Credit.  (a) From and after
                     --------------------------------------
     the date hereof, the Issuer agrees, upon the terms and conditions set forth in this Agreement, to issue at the request and for the account of the Borrower, one or more Facility Letters of Credit; provided, however, that
                                                       --------  -------
     the Issuer shall not be under any obligation to issue, and shall not issue, any Facility Letter of Credit if (i) any order, judgment or decree of any governmental authority or other regulatory body with jurisdiction over the Issuer shall purport by its terms to enjoin or restrain such Issuer from issuing such Facility Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority or other regulatory body with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of Facility Letters of Credit in particular or shall impose upon the Issuer with respect to any Facility Letter of Credit any restriction or reserve or capital requirement (for which the Issuer is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to the Issuer as of the date of this Agreement and which the Issuer in good faith deems material to it;
     (ii) one or more of the conditions to such issuance contained in Section
     4.2 is not then satisfied; or (iii) after giving effect to such issuance, the aggregate outstanding amount of the Facility Letter of Credit Obligations would exceed the Facility Letter of Credit Sublimit.

             (b) In no event shall: (i) the aggregate amount of the Facility Letter of Credit Obligations at any time exceed the Facility Letter of Credit Sublimit; (ii) the sum at any time of (A) the aggregate amount of Facility Letter of Credit Obligations and (B) the aggregate principal balance of outstanding Advances exceed the amount of the Aggregate Commitment; or (iii) the expiration date of any Facility Letter of Credit (including, without limitation, Facility Letters of Credit issued with an automatic "evergreen" provision providing for renewal absent advance notice by the Borrower or the Issuer), or the date for payment of any draft presented thereunder and accepted by the Issuer, be later than the earlier of (A) one year after the date of issuance and (B) five (5) Business Days prior to the Facility Termination Date.

             2.18.2  Participating Interests.  Immediately upon the issuance by
                     -----------------------
     the Issuer of a Facility Letter of Credit in accordance with Section 2.18.4, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse, representation or warranty, an undivided participation interest equal to its Pro-rata share of the Aggregate Commitment of the face amount of such Facility Letter of Credit and each draw paid by the Issuer thereunder. Each Lender's obligation to pay its proportionate share of all draws under the Facility Letters of Credit, absent gross negligence or willful misconduct by the Issuer in honoring any such draw, shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

             2.18.3  Facility Letter of Credit Reimbursement Obligations.  (a)
                     ---------------------------------------------------
     The Borrower agrees to pay to the Issuer of a Facility Letter of Credit (i) on each date that any amount is drawn under each Facility Letter of Credit a sum (and interest on such sum as provided in clause (ii) below) equal to the amount so drawn plus all other charges and expenses with respect thereto specified in Section 2.18.6 or in the applicable Reimbursement Agreement and (ii) interest on any and all amounts remaining unpaid under this Section 2.18.3 until payment in full at the Alternate Base Rate plus the margin specified in Section 2.12. The Borrower agrees to pay to the Issuer the amount of all Facility Letter of Credit Reimbursement Obligations owing in respect of any Facility Letter of Credit immediately when due, under all circumstances, including, without limitation, any of the following circumstances: (w) any lack of validity or enforceability of this Agreement or any of the other Loan Documents; (x) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Facility Letter of Credit, any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any Facility Letter of Credit); (y) the validity, sufficiency or genuineness of any document which the Issuer has determined in good faith complies on its face with the terms of the applicable Facility Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or (z) the surrender or impairment of any security for the performance or observance of any of the terms hereof.

             (b) Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse the Issuer for amounts which the Issuer pays under such Facility Letter of Credit no later than the time specified in this Agreement. If the Borrower does not pay any such Facility Letter of Credit Reimbursement Obligations when due, the Borrower shall be deemed to have immediately requested that the Lenders make a Alternate Base Rate Advance under this Agreement in a principal amount equal to such unreimbursed Facility Letter of Credit Reimbursement Obligations. The Agent shall promptly notify the Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 2.5 and 4.2, each Lender shall make available to the Agent its Loan in the manner prescribed for Alternate Base Rate Advances. The proceeds of such Loans shall be paid over by the Agent to the Issuer for the account of the Borrower in satisfaction of such unreimbursed Facility Letter of Credit Reimbursement Obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Alternate Base Rate Advance.

             (c) If the Issuer makes a payment on account of any Facility Letter of Credit and is not concurrently reimbursed therefor by the Borrower and if for any reason a Alternate Base Rate Advance may not be made pursuant to paragraph (b) above, then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to the Agent for the account of the Issuer, in immediately available funds, the purchase price for such Lender's interest in such unreimbursed Facility Letter of Credit Obligations, which shall be an amount equal to such Lender's Pro-rata share of such payment. Each Lender shall, upon demand by the Issuer, pay the Issuer interest on such Lender's Pro-rata share of such draw from the date of payment by the Issuer on account of such Facility Letter of Credit until the date of delivery of such funds to the Issuer by such Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Effective Rate for such period; provided, that such payments shall be made
                                     --------
     by the Lenders only in the event and to the extent that the Issuer is not reimbursed in full by the Borrower for interest on the amount of any draw on the Facility Letters of Credit.

             (d) At any time after the Issuer has made a payment on account of any Facility Letter of Credit and has received from any other Lender such Lender's Pro-rata share of such payment, such Issuer shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Borrower for such payment, or of any other amount from the Borrower or any other Person in respect of such payment (including, without limitation, any payment of interest or penalty fees and any payment under any collateral account agreement of the Borrower or any Loan Document but excluding any transfer of funds from any other Lender pursuant to Section 2.18.3(b)), transfer to such other Lender such other Lender's ratable share of such reimbursement or other amount; provided, that interest shall accrue for the benefit of
                      --------
     such Lender from the time such Issuer has made a payment on account of any Facility Letter of Credit; provided, further, that in the event that the
                                --------
     receipt by the Issuer of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the United States Bankruptcy Code or is otherwise required to be returned, such Lender shall promptly return to the Issuer any portion thereof previously transferred by the Issuer to such Lender, but without interest to the extent that interest is not payable by the Issuer in connection therewith.

             2.18.4  Procedure for Issuance.  Prior to the issuance of each
                     ----------------------
     Facility Letter of Credit, and as a condition of such issuance, the Borrower shall deliver to the Issuer (with a copy to the Agent) a Reimbursement Agreement signed by the Borrower, together with such other documents or items as may be required pursuant to the terms thereof, and the proposed form and content of such Facility Letter of Credit shall be reasonably satisfactory to the Issuer. Each Facility Letter of Credit shall be issued no earlier than two (2) Business Days after delivery of the foregoing documents, which delivery may be by the Borrower to the Issuer by telecopy, telex or other electronic means followed by delivery of executed originals within five (5) days thereafter. The documents so delivered shall be in compliance with the requirements set forth in Section 2.18.1(b), and shall specify therein (i) the stated amount of the Facility Letter of Credit requested, (ii) the effective date of issuance of such requested Facility Letter of Credit, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which shall be at least five (5) Business Days prior to the Termination Date, (iv) the entity for whose benefit the requested Facility

     Letter of Credit is to be issued, which shall be the Borrower or a Subsidiary, and (v) the aggregate amount of Facility Letter of Credit Obligations which are outstanding and which will be outstanding after giving effect to the requested Facility Letter of Credit issuance. The delivery of the foregoing documents and information shall constitute an "Issuance Request" for purposes of this Agreement. Subject to the terms and conditions of Section 2.18.1 and provided that the applicable conditions set forth in Section 4.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices. In addition, any amendment of an existing Facility Letter of Credit shall be deemed to be an issuance of a new Facility Letter of Credit and shall be subject to the requirements set forth above. The Issuer shall give the Agent prompt written notice of the issuance of any Facility Letter of Credit.

             2.18.5  Nature of the Lenders' Obligations.  (a)  As between the
                     ----------------------------------
     Borrower and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders shall not be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; provided that in the good faith judgment of the Issuer such
                     --------
     instrument appears to be valid or effective on its face; (iii) the failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required to be satisfied by any Person other than the Issuer in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in the interpretation of technical terms; (vi) the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; or (vii) any consequences arising from causes beyond control of the Issuer.

             (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to the Issuer or any such Person.

             2.18.6  Facility Letter of Credit Fees.  The Borrower hereby agrees
                     ------------------------------
     to pay to the Agent for the account of the Issuer or the Lenders, as applicable, letter of credit fees with respect to each Facility Letter of Credit from and including the date of issuance thereof until the date such Facility Letter of Credit is fully drawn, cancelled or expired, (a) for the account of the Issuer, such fee as may be from time to time separately agreed to by the Issuer and the Borrower, payable on the date of issuance, and (b) for the ratable account of the Lenders, equal to the Applicable Margin multiplied by the aggregate amount from time to time available to be drawn on such Facility Letter of Credit, calculated with respect to actual days elapsed on the basis of a 360-day year and payable quarterly in arrears on each Payment Date in each year and upon the expiration, cancellation or utilization in full of such Facility Letter of Credit. In addition to the foregoing, the Borrower agrees to pay the Issuer any other fees customarily charged by it in respect of Letters of Credit issued by it.


                                  ARTICLE III
                            YIELD PROTECTION; TAXES
                            -----------------------


       3.1.  Yield Protection.   If, on or after the date of this Agreement, the
             ----------------
adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans or its interest in the Facility Letters of Credit, or

     (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or issuing Facility Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans or any Facility Letter of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held, Facility Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or its interest in the Facility Letters of Credit to reduce the return received by such Lender or applicable Lending

Installation in connection with such Eurodollar Loans or Commitment, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

       3.2.  Changes in Capital Adequacy Regulations.  If a Lender reasonably
             ---------------------------------------
determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within fifteen (15) days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans, Facility Letters of Credit, or its Commitment to make Loans or issue as participation or participate in Facility Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (a) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (b) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

       3.3.  Availability of Types of Advances.  If (a) any Lender determines
             ---------------------------------
that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law and gives notice of such fact to the Agent or (b) the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any affected Eurodollar Advances to be repaid or converted to Alternate Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

       3.4.  Funding Indemnification.  If any payment of a Eurodollar Advance
             -----------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5. Taxes.  (a)  All payments by the Borrower to or for the account of
          -----
any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

     (b) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

     (c) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

     (d) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten (10) Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (e) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (d), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided
                                                                     --------
that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d), above, the Borrower shall take such steps at the expense of such Non-U.S. Lender as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     3.6. Lender Statements; Survival of Indemnity. To the extent reasonably
          ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

      3.7. Substitution of Lenders. Any Lender claiming any additional amounts
           -----------------------
payable pursuant to Section 3.1, 3.2, or 3.5 or which gives a notice described in Section 3.3(a) shall, so long as no Default or Unmatured Default has occurred and is continuing, upon the written request of the Borrower delivered to such Lender and the Agent, assign, pursuant to and in accordance with the provisions of Section 12.3, all of its rights and obligations under this Agreement and under the Loan

Documents to another Lender or to a commercial bank, other financial institution, commercial finance company or other business lender selected by the Borrower and reasonably acceptable to the Agent that has agreed not to claim any additional amounts under Section 3.1, 3.2 or 3.5 with respect to some or all of the costs or regulatory charges that gave rise to such assigning Lender's claim for such compensation or, as applicable, has not made a determination of the type described in Section 3.3(a), in consideration for (a) the payment by such assignee to such assigning Lender of the principal of, and interest accrued and unpaid to the date of such assignment on, the Loans held by such assigning Lender, (b) the payment by the Borrower to such assigning Lender of any and all other amounts owing to such assigning Lender under any provision of this Agreement accrued and unpaid to the date of such assignment and (c) the payment by the Borrower to such assigning Lender of any amounts which would be payable to such Lender pursuant to Section 3.4 were such assignment treated as a repayment of such Loans.


                                  ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

      4.1. Initial Loans and Facility Letters of Credit.  The Lenders shall not
           --------------------------------------------
be required to make the initial Advance hereunder and the Issuer shall not be required to issue any Facility Letter of Credit hereunder unless the Borrower has furnished the following to the Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied:

           (a) Charter Documents; Good Standing Certificates.  Copies of the
               ---------------------------------------------
certificate of incorporation of the Borrower, together with all amendments thereto, both certified by the appropriate governmental officer in its jurisdiction of incorporation, together with a good standing certificate issued by the Secretary of State of the jurisdiction of its incorporation and such other jurisdictions as shall be requested by the Agent.

           (b) By-Laws and Resolutions.  Copies, certified by the Secretary or
               -----------------------
Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party.

           (c) Secretary's Certificate.  An incumbency certificate, executed by
               -----------------------
the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

           (d) Officer's Certificate. A certificate, dated the initial Borrowing
               ---------------------

Date, signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on the initial Borrowing Date (both before and after giving effect to the Acquisition, if applicable, the making of the Loans and the issuance of any Facility Letters of Credit hereunder) no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans or the issuance of any Facility Letters of Credit, or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of such Person's knowledge, threatened; (iii) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of the initial Borrowing Date; and (iv) since December 31, 1997, no event or change has occurred that has caused or evidences a Material Adverse Effect.

           (e) Legal Opinions.  A written opinion of Barnes & Thornburg, counsel
               --------------
to the Borrower, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

            (f) Notes. Any Notes requested by a Lender pursuant to Section 2.11
                -----
payable to the order of each such requesting Lender.

           (g) Loan Documents.  Executed originals of this Agreement and each of
               --------------
the Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions and documents required to be delivered pursuant hereto and thereto.

           (h) Letters of Direction.  Written money transfer instructions with
               --------------------
respect to the initial Advances and to future Advances in form and substance acceptable to the Agent and its counsel addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

           (i) Financial Statements.  The Agent and the Required Lenders shall
               --------------------
have received the Borrower's audited consolidated financial statements as of December 31, 1997, prepared and provided in accordance with Agreement Accounting Principles.

           (j) Other.  Such other documents as the Agent, any Lender or their
               -----
counsel may have reasonably requested.

      4.2. Each Future Advance and Facility Letter of Credit.  The Lenders shall
           -------------------------------------------------
not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances) and the Issuer shall not be obligated to issue any future Facility Letter of Credit unless on the applicable Borrowing Date:

           (a) There exists no Default or Unmatured Default and none would result from such Advance or issuance of such Facility Letter of Credit;

           (b) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

           (c) A Borrowing Notice or Issuance Request, as applicable, shall have been properly submitted; and

           (d) All legal matters incident to the making of such Advance or issuance of such Facility Letter of Credit shall be reasonably satisfactory to the Lenders and their counsel.

     Each Borrowing Notice with respect to each such Advance and each Issuance Request with respect to each such Facility Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in
Section 4.2 (a) and (b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B hereto
                                                              ---------
as a condition to making an Advance or issuing a Facility Letter of Credit.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants to the Lenders that, both before and after giving effect to the making of the Loans and the issuance of any Facility Letters of Credit:

      5.1. Corporate Existence and Standing.  Each of the Borrower and each
           --------------------------------
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted or proposed to be conducted, except where the failure to be so qualified or in good standing would not result in a Material Adverse Effect.

      5.2. Authorization and Validity.  The Borrower has all requisite power and
           --------------------------
authority (corporate and otherwise) and legal right to execute and deliver (or file, as the case may be) each of the Loan Documents and to perform its obligations thereunder. The execution and delivery (or filing, as the case may be) by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      5.3. Compliance with Laws and Contracts.  The Borrower and its
           ----------------------------------
Subsidiaries have complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Neither the execution and delivery by the Borrower of the Loan Documents, the application of the proceeds of the Loans and the Facility Letters of Credit or any other transaction contemplated in the Loan Documents, nor compliance with the provisions of the Loan Documents will, or at the relevant time did, (a) violate any law, rule, regulation (including Regulations T, U and

X), order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's charter, articles or certificate of incorporation or by-laws, (b) violate the provisions of or require the approval or consent of any party to any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien (other than Liens permitted by, and created under, the Loan Documents) in, of or on the property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, or (c) require any consent of the stockholders of any Person, except for approvals or consents which will be obtained on or before the initial Advance and are disclosed on Schedule 5.3.
                                                               ------------

      5.4. Governmental Consents.  Except for filings under the Hart-Scott-
           ---------------------
Rodino Antitrust Improvements Act of 1976 and certain foreign antitrust filings, no order, consent, approval, qualification, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of, any court, governmental or public body or authority, or any subdivision thereof, any securities exchange or other Person is or at the relevant time was required to authorize, or is or at the relevant time was required in connection with the execution, delivery, consummation or performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, the application of the proceeds of the Loans or the Facility Letters of Credit or any other transaction contemplated in the Loan Documents. All waiting periods applicable to the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and similar statutes have expired or been terminated. Neither the Borrower nor any Subsidiary is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to the Borrower or such Subsidiary, in each case the consequences of which default or violation could reasonably be expected to have a Material Adverse Effect.

      5.5. Financial Statements.  The Borrower has heretofore furnished to each
           --------------------
of the Lenders (a) the December 31, 1997 audited consolidated financial statements of the Borrower and its Subsidiaries, and (b) the unaudited consolidated financial statements of the Borrower and its Subsidiaries through March 31, 1998 (collectively, the "Financial Statements"). Each of the
                                   --------------------
Financial Statements was prepared in accordance with Agreement Accounting Principles and fairly presents the consolidated financial condition and operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the respective periods then ended, except, in the case of interim financial statements, for normal year-end adjustments and the absence of footnotes.

      5.6. Material Adverse Change.  No material adverse change in the business,
           -----------------------
Property, condition (financial or otherwise), performance or results of operations of the Borrower and its Subsidiaries taken as a whole has occurred since December 31, 1997.

      5.7. Taxes.  The Borrower and its Subsidiaries have filed or caused to be
           -----
filed on a timely basis and in correct form all United States federal and applicable material foreign, state and local tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any

Subsidiary, except such taxes, if any, as are being contested in good faith, or as to which adequate reserves have been provided in accordance with Agreement Accounting Principles, and as to which no Lien exists. As of the date hereof, the United States income tax returns of the Borrower on a consolidated basis have been audited by the Internal Revenue Service through Fiscal Year ending December 31, 1992 and there are no pending audits or investigations regarding the Borrower's or its Subsidiaries' federal, foreign, state or local tax returns which could reasonably be expected to have a Material Adverse Effect. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are in accordance with Agreement Accounting Principles.

      5.8.   Litigation and Contingent Obligations.  There is no litigation,
             -------------------------------------
arbitration, proceeding, inquiry or governmental investigation (including, without limitation, by the Federal Trade Commission) pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any Subsidiary or any of their respective Properties, which could reasonably be expected to have a Material Adverse Effect or to prevent, enjoin or unduly delay the making of the Loans or the issuance of Facility Letters of Credit under this Agreement or the consummation of the Acquisition. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the Financial Statements. The AcroMed Corporation Settlement Agreement dated January 8, 1997, as amended and as approved in the Final Order and Judgment (Pretrial Order No.
1117) entered on October 17, 1997, in the United States District Court for the Eastern District of Pennsylvania in the Multidistrict Proceeding entitled In re:
                                                                          ------
Orthopedic Bone Screw Liability Litigation, MDL Docket No. 1014, and the Final
------------------------------------------
Order and Judgment itself are final and non-appealable and are binding upon AcroMed and the members of the "Settlement Class"as defined therein.

      5.9.   Subsidiaries.  Schedule 5.9 contains an accurate list of all
             ------------   ------------
Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

      5.10.  ERISA.  The Unfunded Liabilities of all Single Employer Plans do
             -----
not in the aggregate exceed $5,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $5,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

      5.11.  Defaults.  No Default or Unmatured Default has occurred and is
             --------
continuing.

      5.12.  Federal Reserve Regulations.  Neither the Borrower nor any
             ---------------------------
Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation T, Regulation U or Regulation X.
Neither the making of any Advance or issuance of any Facility Letters of Credit hereunder, the use of the proceeds thereof, nor any other aspect of the financing of the Acquisition, will violate or be inconsistent with the provisions of, Regulation T, Regulation U or Regulation X. Following the application of the proceeds of the Loans, less than 25% of the value (as determined by any reasonable method) of the assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder taken as a whole have been, and will continue to be, represented by Margin Stock.

      5.13.  Investment Company; Public Utility Holding Company.  Neither the
             --------------------------------------------------
Borrower nor any Subsidiary is, or after giving effect to any Advance will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

      5.14.  Plan Assets; Prohibited Transactions.  The Borrower is not an
             ------------------------------------
entity deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

      5.15.  Ownership of Properties.  Except as set forth on Schedule 5.15, on
             -----------------------                          -------------
the date of this Agreement, the Borrower and its Subsidiaries have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

      5.16.  Material Agreements.  Neither the Borrower nor any Subsidiary is a
             -------------------
party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing Indebtedness.

      5.17.  Acquisition Documents.  The Acquisition Documents as originally
             ---------------------
executed and delivered by the parties thereto have not been amended, waived, supplemented or modified (other than by the supplemental disclosures made pursuant to Section 5.5(a) of the Merger Agreement which have been disclosed to the Lenders) without the consent of the Required Lenders. Each of the representations and warranties given by the parties thereto in the Acquisition Documents is accurate as of the date hereof, except to the extent that any inaccurateness, individually or in the aggregate, does not result in a Material Adverse Effect (as defined in the Merger Agreement). Neither the Borrower nor, to the knowledge of the Borrower, any other party thereto is in default in the performance of or compliance with any provisions thereof.

      5.18.  Environmental Matters.  In the ordinary course of its business, the
             ----------------------
Borrower considers the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      5.19.  Insurance.  The Borrower and its Subsidiaries maintain with
             ---------
financially sound and reputable insurance companies insurance on their Property in such amounts and covering such risks as is consistent with sound business practice.

      5.20.  Year 2000 Compliance.  The Borrower has (a) initiated a review and
             --------------------
assessment of all areas within its and each of its Subsidiaries' business and operations that could reasonably be expected to be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (c) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

      5.21.  Disclosure.  None of the (a) information, exhibits or reports
             ----------
furnished or to be furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of the Loan Documents, or (b) representations or warranties of the Borrower or any Subsidiary contained in this Agreement, the other Loan Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made.

                                  ARTICLE VI

                                   COVENANTS
                                   ---------

      During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

      6.1.   Financial Reporting. The Borrower will maintain, for itself and
             -------------------
each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will furnish to the Lenders:

             (a) As soon as practicable and in any event within ninety (90) days after the close of each of its Fiscal Years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period and related statements of income, retained earnings and cash flows.

             (b) As soon as practicable and in any event within forty-five (45) days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated statement of income, retained earnings and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter, all certified by an Authorized Officer.

             (c)  Together with the financial statements required by clauses (a)
                                                                     -----------
and (b) above, a compliance certificate in substantially the form of Exhibit B
    ---                                                              ---------
hereto signed by an Authorized Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

             (d) As soon as possible and in any event within ten (10) Business Days after the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.

             (e) As soon as possible and in any event within ten (10) Business Days after receipt by the Borrower, a copy of (i) any notice, claim, complaint or order to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any hazardous materials into the environment or requiring that action be taken to respond to or clean up a release of hazardous materials into the environment, and (ii) any notice, complaint or citation alleging any violation of any Environmental Law by the Borrower or any of its Subsidiaries, if such notice, claim, complaint or citation could reasonably be expected to result in a Material Adverse Effect..

            (f) As soon as possible and in any event within ten (10) days after the Borrower learns thereof, notice of the assertion or commencement of any claims, action, suit or proceeding against or affecting the Borrower or any Subsidiary which may reasonably be expected to have a Material Adverse Effect.

            (g) Promptly upon the execution thereof, a copy of any amendments or modifications to the Merger Agreement.

            (h) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

            (i) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

            (j) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

      6.2.  Use of Proceeds.  The Borrower will, and will cause each Subsidiary
            ---------------
to, use the proceeds of the Advances to provide funds for the Acquisition, if applicable, and the payment of related fees and expenses and to meet the working capital needs of the Borrower and its Subsidiaries. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances or any Facility Letters of Credit in a manner which would result in the violation of Regulation T, U or X.

      6.3.  Notice of Default.  The Borrower will give prompt notice in writing
            ------------------
to the Lenders of the occurrence of (a) any Default or Unmatured Default and (b) of any other event or development, financial or other, relating specifically to the Borrower or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect.

      6.4.  Conduct of Business.  The Borrower will, and will cause each
            -------------------
Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      6.5.  Taxes.  The Borrower will, and will cause each Subsidiary to, timely
            -----
file complete and correct United States federal and applicable material foreign, state and local tax returns required by applicable law and pay when due all material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings or with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

      6.6.   Insurance.  The Borrower will, and will cause each Subsidiary to,
             ---------
maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.

      6.7.   Compliance with Laws.  The Borrower will, and will cause each
             --------------------
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

      6.8.   Maintenance of Properties.  The Borrower will, and will cause each
             -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      6.9.   Inspection.  The Borrower will, and will cause each Subsidiary to,
             ----------
permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate. The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles consistently applied.

      6.10.  Capital Stock and Dividends.  The Borrower will not, nor will it
             ---------------------------
permit any Subsidiary to, (a) issue any preferred stock, other capital stock (other than common stock) or any equity securities of any kind (other than common stock), or (b) declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, and (ii) so long as no Default or Unmatured Default is pending before or after giving effect to the declaration or payment of such dividends or repurchase or redemption, retirement or other acquisition of such stock, the Borrower may declare and pay dividends on, redeem, repurchase, retire or otherwise acquire its common stock and options or other rights in respect thereof.

      6.11.  Indebtedness.  The Borrower will not, nor will it permit any
             ------------
Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

             (a) the Loans and Contingent Obligations in respect of the Facility Letters of Credit;

             (b)  Indebtedness existing on the date hereof and described in
Schedule 6.11 hereto;
-------------

             (c)  Rate Hedging Obligations related to the Loans; and

             (d) other Indebtedness at no time exceeding $25,000,000 in aggregate principal amount; provided that the maximum aggregate principal amount of Indebtedness permitted by this Section 6.11(d) shall be increased by $10,000,000 on each anniversary of the date hereof.

      6.12.  Merger.  The Borrower will not, nor will it permit any Subsidiary
             ------
to, merge or consolidate with or into any other Person, except that (a) a Wholly-Owned Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower, (b) (i) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as the Borrower or such Subsidiary is the continuing or surviving corporation and (ii) any Subsidiary may merge or consolidate into another Person so long as the continuing or surviving Person of such merger or consolidation is a Subsidiary and, in either case, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist, (c) the Acquisition may be consummated so long as prior to and after giving effect thereto, no Default or Unmatured Default shall exist, and (d) any Subsidiary may enter into a merger or consolidation as a means of effecting a disposition permitted by Section 6.13.

      6.13.  Sale of Assets.  The Borrower will not, nor will it permit any
             --------------
Subsidiary to, lease, sell, transfer or otherwise dispose of its Property, to any other Person except for (a) sales of inventory in the ordinary course of business, and (b) leases, sales, transfers or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory sold in the ordinary course of business) as permitted by this Section 6.13 since the date hereof, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

      6.14.  Investments and Purchases.  The Borrower will not, nor will it
             -------------------------
permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Purchases, except:

             (a)  Cash Equivalent Investments;

             (b) Existing Investments in Subsidiaries, Investments in Wholly-Owned Subsidiaries and other Investments in existence on the date hereof and described in Schedule 6.14 hereto;
             -------------

             (c) Investments to effect the Acquisition pursuant to the terms of the Merger Agreement without waiver of any material condition thereof (including without limitation the condition set forth in Section 7.1 of the Merger Agreement in so far as it relates to Section 3.20 of the Merger Agreement); provided that no Default or Unmatured Default shall exist immediately thereafter
--------
as a result of the Acquisition;

             (d) Investments incurred to acquire incremental ownership interests in DePuy Motec, Inc. or its successor;

             (e) Investments incurred in order to consummate other Purchases; provided that (i) other than in the case of an acquiree which has no Margin
--------
Stock outstanding and which is acquired through a stock purchase or similar agreement executed by the selling shareholders, the prior, effective written consent or approval to such Purchase of the board of directors or equivalent governing body of the acquiree is obtained, (ii) the Borrower provides the Agent with a certificate at least five (5) Business Days prior to the consummation of such Purchase evidencing that, after giving effect to such Purchase, the Leverage Ratio would be at least 3.0:1.0 as of such date (as determined on a pro forma basis as of the last day of the preceding fiscal quarter) and (iii) the Person or business which is the subject of such Purchase is in the same or similar line of business as the Borrower and its Subsidiaries; and

             (f) other Investments made after the date hereof not exceeding $10,000,000 in aggregate principal amount (calculated on the basis of the amount initially invested).


      6.15.  Liens.  The Borrower will not, nor will it permit any Subsidiary
             -----
to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

             (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted principles of accounting shall have been set aside on its books;

             (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure the payment of obligations not more than ninety (90) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

             (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

             (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

             (e)  Liens existing on the date hereof and described in Schedule
                                                                     --------
6.15 hereto; and
----

             (f) Other Liens securing aggregate principal indebtedness at no time exceeding $25,000,000; provided that the maximum aggregate principal amount of Indebtedness which may be secured by Liens permitted by this Section 6.15(f) shall be increased by $10,000,000 on each anniversary of the date hereof.

      6.16.  Affiliates.  The Borrower will not, and will not permit any
             ----------
Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (a) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, (b) transactions among the Borrower and Wholly-Owned Subsidiaries of the Borrower or (c) the merger of DePuy Motec, Inc. into AcroMed Corporation.

      6.17.  Change in Corporate Structure; Fiscal Year.  The Borrower shall
             ------------------------------------------
not, nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders (provided that the Borrower shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its Fiscal Year to end on any date other than December 31 of each year.

      6.18.  Inconsistent Agreements.  The Borrower shall not, nor shall it
             -----------------------
permit any Subsidiary to, enter into or be a party to any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, the amending of the Loan Documents, the amending of the Loan Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or
(b) contains any provision which would be violated or breached by the making of Advances, by the issuance of Facility Letters of Credit or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document; provided, however, that for a period of thirty (30) days after the
          --------  -------
date hereof the existence of AcroMed Corporation's currently existing credit facilities with KeyBank National Association (formerly known as Society National
Bank) shall not constitute a breach of this Section 6.18.

      6.19.  Financial Covenants.  The Borrower on a consolidated basis with its
             -------------------
Subsidiaries shall:

             6.19.1.  Minimum Tangible Net Worth.  At all times after the date
                      --------------------------
hereof, maintain a minimum Tangible Net Worth at least equal to the sum of (a) $118,378,400 plus (b) 50% of the Borrower's positive Net Income, if any, for
             ----
each Fiscal Quarter ending after the date hereof and prior to the time of determination.

             6.19.2.  Leverage Ratio. Maintain a Leverage Ratio of not more than
                      --------------
3.0:1.0 as of the end of each Fiscal Quarter after the date hereof.

     6.20.  Year 2000 Compliance.  The Borrower will promptly notify the Agent
            --------------------
in the event the Borrower discovers or determines that any computer application that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.


                                  ARTICLE VII

                                   DEFAULTS
                                   --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower to the Lenders or the Agent under or in connection with this Agreement, any other Loan Document any Loan, any Facility Letter of Credit or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

     7.2. Nonpayment of (a) any principal of any Loan or any Reimbursement Obligation when due, or (b) any interest upon any Loan or any Facility Fee or other fee or obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

     7.3.  The breach by the Borrower of any of the terms or provisions of
Section 6.2, Section 6.3(a), Sections 6.10 through 6.19.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3 hereof) of any of the terms or provisions of the Loan Documents which is not remedied within thirty (30) days after written notice from the Agent or any Lender.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness aggregating in excess of $10,000,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement or agreements under which any such Indebtedness was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

     7.6. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (f) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"),
                                                              ------------
all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

     7.9.   The Borrower or any of its Subsidiaries shall fail within forty-five
(45) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $5,000,000 (or multiple judgments or orders for the payment of an aggregate amount in excess of $10,000,000), which is not stayed on appeal or otherwise being appropriately contested in good faith and as to which no enforcement actions have been commenced.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $5,000,000 or requires payments exceeding $5,000,000 per annum.

     7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer

Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $5,000,000.

     7.13.  Any Change in Control shall occur.

     7.14. The representations and warranties set forth in Section 5.14 shall at any time not be true and correct.


                                 ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

     8.1.   Acceleration.  If any Default described in Section 7.6 or 7.7 occurs
            ------------
with respect to the Borrower, the obligations of the Lenders to make Loans or issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans or issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. In addition to the foregoing, following the occurrence and during the continuance of a Default, so long as any Facility Letter of Credit has not been fully drawn and has not been cancelled or expired by its terms, upon demand by the Agent, the Borrower shall deposit in an account (the "Letter of Credit Cash Collateral Account") maintained with First
              ----------------------------------------
Chicago in the name of the Agent, for the ratable benefit of the Lenders and the Agent, cash in an amount equal to the aggregate undrawn face amount of all outstanding Facility Letters of Credit and all fees, expenses and other amounts due or which may become due with respect thereto. The Borrower shall have no control over funds in the Letter of Credit Cash Collateral Account, which funds shall be invested by the Agent from time to time in its discretion in certificates of deposit of First Chicago having a maturity not exceeding thirty
(30) days. Such funds shall be promptly applied by the Agent to reimburse the Issuer for drafts drawn from time to time under the Facility Letters of Credit. Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the payment of all Obligations in full or the earlier termination of all Defaults shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

     If, within ten (10) Business Days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2.  Amendments.  Subject to the provisions of this Article VIII, the
           ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that this document may be modified as
                   --------  -------
contemplated by Section 2.4(c) in a writing signed by the Borrower, the Agent and the existing or new Lender(s) extending incremental commitments; and provided, further, that no such supplemental agreement shall, without the
--------
consent of each Lender:

           (a) Extend the final maturity of any Loan or Note or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon;

           (b) Reduce the percentage specified in the definition of Required Lenders;

           (c) Reduce the amount of or extend the date for the mandatory payments required under Section 2.1(b);

           (d) Extend the Facility Termination Date, permit any Facility Letter of Credit to have an expiry date beyond May 28, 2003;

           (e)  Amend this Section 8.2; or

           (f) Permit any assignment by the Borrower of its Obligations or its rights hereunder.

No supplemental agreement or amendment hereto shall increase the amount of the Commitment of any Lender without the consent of such Lender. No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3.  Preservation of Rights.  No delay or omission of the Lenders or the
           ----------------------
Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

       9.1.  Survival of Representations. All representations and warranties of
             ---------------------------
the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

       9.2.  Governmental Regulation. Anything contained in this Agreement to
             -----------------------
the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

       9.3.  Headings. Section headings in the Loan Documents are for
             --------
convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

       9.4.  Entire Agreement. The Loan Documents embody the entire agreement
             ----------------
and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

       9.5.  Several Obligations; Benefits of this Agreement.  The respective
             -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties
                                             --------  -------
hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

       9.6.  Expenses; Indemnification.  (a)  The Borrower shall reimburse the
             -------------------------
Agent and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time First

Chicago may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by First Chicago from information furnished to it by or on behalf of the Borrower, after First Chicago has exercised its rights of inspection pursuant to this Agreement.

       (b) The Borrower hereby further agrees to indemnify the Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

       9.7.  Numbers of Documents.  All statements, notices, closing documents,
             --------------------
and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

       9.8.  Accounting.  Except as provided to the contrary herein, all
             ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

      9.9.   Severability of Provisions. Any provision in any Loan Document that
             --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      9.10.  Nonliability of Lenders.  The relationship between the Borrower on
             -----------------------
the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

      9.11.  Confidentiality.  Each Lender agrees to hold any confidential
             ---------------
information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person as deemed reasonably necessary by the Lender to prosecute or defend any legal proceeding to which that Lender is a party, and (f) permitted by Section 12.4.

      9.12.  Nonreliance.  Each Lender hereby represents that it is not relying
             -----------
on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

      9.13.  Disclosure.  The Borrower and each Lender hereby (a) acknowledge
             ----------
and agree that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (b) waive any liability of First Chicago or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of First Chicago or its Affiliates.


                                   ARTICLE X

                                   THE AGENT
                                   ---------


      10.1.  Appointment; Nature of Relationship.  The First National Bank of
             -----------------------------------
Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the"Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the

Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and
(c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      10.2.  Powers.  The Agent shall have and may exercise such powers under
             ------
the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

      10.3.  General Immunity.  Neither the Agent nor any of its directors,
             ----------------
officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

      10.4.  No Responsibility for Loans, Recitals, etc.  Neither the Agent nor
             -------------------------------------------
any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

      10.5.  Action on Instructions of Lenders.  The Agent shall in all cases be
             ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan

Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      10.6.  Employment of Agents and Counsel.  The Agent may execute any of its
             --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

      10.7.  Reliance on Documents; Counsel.  The Agent shall be entitled to
             ------------------------------
rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      10.8.  Agent's Reimbursement and Indemnification.  The Lenders agree to
             -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this
Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

      10.9.  Notice of Default.  The Agent shall not be deemed to have knowledge
             -----------------
or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

      10.10.  Rights as a Lender.  In the event the Agent is a Lender, the Agent
              ------------------
shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

      10.11.  Lender Credit Decision.  Each Lender acknowledges that it has,
              ----------------------
independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

      10.12.  Successor Agent.  The Agent may resign at any time by giving
              ---------------
written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

      10.13.  Agent's Fee.  The Borrower agrees to pay to the Agent, for its own
              -----------
account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated March 15, 1998, or as otherwise agreed from time to time.

      10.14.  Delegation to Affiliates.  The Borrower and the Lenders agree that
              ------------------------
the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.


                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS
                           ------------------------


      11.1.  Setoff.  In addition to, and without limitation of, any rights of
             ------
the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

      11.2.  Ratable Payments.  If any Lender, whether by setoff or otherwise,
             ----------------
has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. If an amount to be setoff is to be applied to Indebtedness of the Borrower to a Lender other than Indebtedness comprised of Loans made by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness comprised of such Loans.

                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------


      12.1.  Successors and Assigns.  The terms and provisions of the Loan
             ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall
      --------  -------
release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

      12.2.  Participations.
             --------------

             12.2.1  Permitted Participants; Effect.  Any Lender may, in the
                     ------------------------------
      ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

             12.2.2. Voting Rights.  Each Lender shall retain the sole right to
                     -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

           12.2.3.  Benefit of Setoff.  The Borrower agrees that each
                    -----------------
     Participant shall be deemed to have the right of setoff provided in Section
     11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents; provided that each Lender shall retain the right of setoff provided in
     --------
     Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3. Assignments.
           -----------

           12.3.1.  Permitted Assignments.  Any Lender may, in the ordinary
                    ---------------------
     course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other
                                                      ---------
     form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is
              --------  -------
     continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (a) $5,000,000 or (b) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment); provided that assignments of Loans pursuant
                                   --------
     to Section 2.4(c) shall be permitted.

           12.3.2.  Effect; Effective Date.  Upon (a) delivery to the Agent of a
                    ----------------------
     notice of assignment, substantially in the form attached as Exhibit I to
                                                                 ---------
     Exhibit C (a "Notice of Assignment"), together with any consents required
     ---------
     by Section 12.3.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a

     Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4.  Dissemination of Information.  The Borrower authorizes each
            ----------------------------
Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each
                                                             --------
Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5.  Tax Treatment.  If any interest in any Loan Document is
            -------------
transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).


                                 ARTICLE XIII

                                    NOTICES
                                    -------

     13.1.  Notices.  Except as otherwise permitted by Section 2.13 with
            -------
respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (c) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not
                 --------
be effective until received.

     13.2.  Change of Address.  The Borrower, the Agent and any Lender may
            -----------------
each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                  ARTICLE XIV

                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.


                                  ARTICLE XV

         CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
         ------------------------------------------------------------

     15.1.  CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
            -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2.  CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS
            -----------------------
TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      15.3.  WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT AND EACH LENDER
             --------------------
HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                              DEPUY, INC.


                              By:    /s/  Thomas J. Oberhausen
                                 -----------------------------------------------

                              Print Name:  Thomas J. Oberhausen

                              Title:  Senior Vice President - Finance

                              Address:  700 Orthopaedic Drive
                                        Warsaw, Indiana 46581-0988
                                        Attn: Thomas J. Oberhausen
                                              --------------------
                                        Telecopy: (219) 267-8089
                                                  --------------
                                        Telephone: (219) 267-8143
                                                   --------------

                      THE FIRST NATIONAL BANK OF CHICAGO,


   Commitment                 $300,000,000  Individually and as Agent

                              By:  /s/  Frank L. Grossman
                                 -----------------------------------------------
                                        Frank L. Grossman
                                        Authorized Agent

                              Address:  One First National Plaza
                                        Suite 0318
                                        Chicago, Illinois  60670-0318
                                        Attn: John F. Orofino

                                        Telephone: (312) 732-5246
                                        Telecopy: (312) 732-1158


                              With Copy to:  Agency Compliance Division
                                             One First National Plaza
                                             Suite 0353
                                             Chicago, Illinois 60670-0353

                                             Attn: Thomas E. Both
                                             Vice President

                                             Telephone: (312) 732-7268
                                             Telecopy: (312) 732-2038

                               PRICING SCHEDULE
                               ----------------

=================================================================================
APPLICABLE         LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V   LEVEL VI
 MARGIN            STATUS     STATUS     STATUS      STATUS     STATUS    STATUS
=================================================================================
Eurodollar Rate    .175%       .20%       .225%       .30%    .3625%       .45%
---------------------------------------------------------------------------------
Alternate Base
 Rate                 0%         0%          0%         0%        0%         0%
 ================================================================================

==================================================================================
APPLICABLE          LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V   LEVEL VI
 FEE RATE           STATUS     STATUS     STATUS      STATUS     STATUS    STATUS
==================================================================================
Facility Fee        .075%       .10%       .125%       .15%    .1875%       .20%
----------------------------------------------------------------------------------
Total Drawn Cost     .25%       .30%        .35%       .45%      .55%       .65%
==================================================================================

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

                            LEVERAGE-BASED PRICING

     "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b).

     "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to .50.

     "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than .50, but less than or equal to 1.00.

     "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than 1.00, but less than or equal to 1.50.

     "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (a) the Leverage Ratio is greater than 1.50, but less than or equal to 2.00.

     "Level V Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is greater than 2.00, but less than or equal to 2.50.

     "Level VI Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status or Level III Status, Level IV Status or Level V Status on such date.

     "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

     The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five (5) days after such Financials are so delivered. Notwithstanding the foregoing, (a) until adjusted as described above after June 30, 1998, the Applicable Margin and Applicable Fee Rate shall be predicated on Level IV Status and (b) during the six month period following the date hereof, the Applicable Margin shall in no event be less than .30% and the Applicable Fee Rate shall in no event be less than .15%.

                                   EXHIBIT A
                                   ---------

                             REVOLVING CREDIT NOTE


$_____________                                        Dated: _______________


          FOR VALUE RECEIVED, DEPUY, INC. (the "Borrower") HEREBY PROMISES TO PAY to the order of ___________________________________________ (the "Lender")
the principal sum of __________________________ United States Dollars ($__________) or, if less, the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower pursuant to Section 2.1 of the Credit
                                               -----------
Agreement (as hereinafter defined), on or before the Facility Termination Date; together, in each case, with interest on any and all principal amounts remaining unpaid hereunder from time to time. Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Credit Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and interest shall be payable in accordance with the Credit Agreement to The First National Bank of Chicago, as Agent (the "Agent") on behalf of the Lender, at its main office in Chicago, Illinois in immediately available funds. The Loans made by the Lender to the Borrower pursuant to the Credit Agreement and all payments on account of principal hereof shall be recorded by the Lender and, prior to any transfer thereof, endorsed on Schedule
                                                                       --------
A attached hereto which is part of this Revolving Credit Note or otherwise in
-
accordance with its usual practices; provided, however, that the failure to so
                                     --------  -------
record shall not affect the Borrower's obligations under this Revolving Credit Note.

          This Revolving Credit Note is a Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of May ____, 1998 by and among the Borrower, the financial institutions signatory thereto (including the Lender) and the Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Credit Note.

                                  Exhibit A-1

          THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                                    DEPUY, INC.

                                    By:______________________________

                                    Title:___________________________

                                  Exhibit A-2

                                                                      Schedule A
                                                                      ----------

                             Revolving Credit Note

                   dated __________________________, 199____

                            payable to the order of

                                   [Lender]
                       --------------------------------

  ___________________________________________________________________________

                              PRINCIPAL PAYMENTS

  ___________________________________________________________________________
             Amount of
             Principal       Amount of        Unpaid Principal Notation
    Date      Borrowed    Principal Repaid       Balance        Made By
    ----      --------    ----------------       -------       -------

                                  Exhibit A-3

                                   EXHIBIT B
                                   ---------

                            COMPLIANCE CERTIFICATE



To:  The Lenders parties to the
     Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of May 29, 1998 (as amended, modified, renewed or extended from time to time, the "Agreement") among DePuy, Inc. (the "Borrower"), the lenders named therein (the "Lenders") and The First National Bank of Chicago, as agent for the Lenders (the "Agent"). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1.  I am the duly elected Authorized Officer of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

     5. Schedule II hereto sets forth the determination of the interest rates to be paid for Advances and the facility fee rates commencing on the fifth day following the delivery hereof.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower and its Subsidiaries have taken, are taking, or propose to take with respect to each such condition or event:

                                  Exhibit B-1

     The foregoing certifications, together with the computations set forth in
Schedule I and determination set forth in Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of ______________, _______.


                                    DEPUY, INC.

                                    By:___________________________

                                    Its:

                                  Exhibit B-2

                     SCHEDULE I TO COMPLIANCE CERTIFICATE

                       Compliance as of _________, ____

SECTION 6.11(D) -- INDEBTEDNESS
---------------    ------------
     (a)  Indebtedness permitted under Section 6.11(d)                                  $___________

     (b)  Actual Indebtedness:

          (i)     Borrowed money obligations                                            $___________

          (ii)    Deferred purchase price of Property or services obligations           $___________

          (iii)   Obligations secured by Liens                                          $___________

          (iv)    Obligations evidenced by instruments                                  $___________

          (v)     Obligations related to securities                                     $___________

          (vi)    Capitalized Lease Obligations                                         $___________

          (vii)   Contingent obligations                                                $___________

          (viii)  Obligations related to Letters of Credit                              $___________

          (ix)    Rate Hedging Obligations                                              $___________

          (x)     Other obligations described in part (j) of the definition of          $___________
                  Indebtedness

          (xi)    "Synthetic lease" obligations                                         $___________

          (xii) Other obligations described in part (l) of the definition of Indebtedness

                                                                       TOTAL            $___________

                                  Exhibit B-3

SECTION 6.13 -- SALE OF ASSETS
------------    --------------

Asset dispositions for period from closing date to date of determination:

     (a)  Permitted asset dispositions:

          10% of consolidated assets of the Borrower and its Subsidiaries as of
          the last day of preceding Fiscal Quarter*                                      $___________

     (b)  Actual asset dispositions for such period                                      $___________

*Note: must also demonstrate (to the extent calculable) that total asset dispositions for such period do not involve Property which is responsible for more than 10 % of the consolidated net sales or Net
          Income of the Borrower and its Subsidiaries for the twelve (12) month period ending as of the last day of the Fiscal Quarter next preceding the date of determination.

SECTION 6.14 -- INVESTMENTS AND PURCHASES
------------    -------------------------
     (a)  Additional Investments and Purchases permitted under 6.14(f)                   $10,000,000

     (b)  Actual aggregate additional Investments and Purchases                          $___________

SECTION 6.15 -- LIENS
------------    -----

     (a)  Principal amount of indebtedness permitted to be secured by liens under
          Section 6.15(f)                                                                $___________

     (b)  Actual secured indebtedness                                                    $___________

SECTION 6.19.1 -- MINIMUM TANGIBLE NET WORTH LEVERAGE RATIO
--------------    -----------------------------------------

1.  Required Minimum Tangible Net Worth:

     (a)  $_________________

     (b)  50% times positive Net Income of Borrower for quarter ending
              -----
          _________, ____                                                                $___________

      (c) 50% times positive Net Income of Borrower for all prior fiscal quarters
              -----
          ending after the closing date                                                  $___________

     (d)  (a) plus (b) plus (c)                                                          $___________
              ----     ----

                                  Exhibit B-4

2.   Actual Tangible Net Worth:

     (a)  Consolidated common stockholders' equity of Borrower and its
          Subsidiaries as of date of determination                                           $___________

     (b)  Consolidated Intangible Assets of Borrower and its Subsidiaries                    $___________

     (c)  (a) less (b)                                                                       $___________
              ----

SECTION 6.19.2 -- LEVERAGE RATIO
--------------    --------------

1.   Maximum permitted Leverage Ratio                                                        3.0 to 1.0
                                                                                             ----------
2.   Actual Leverage Ratio:

     (a)  Indebtedness of Borrower and its Subsidiaries                                      $___________

     (b)  Rate Hedging Obligations                                                           $___________

     (c)  Contingent Obligations                                                             $___________

     (d)  EBITDA for the four consecutive Fiscal Quarters immediately
          preceeding the date of determination                                               $___________

     (e)  Actual Leverage Ratio {(a) less {(b) plus (c)} to (d)}                             ______ to 1.0
                                     ----      ----

                     SCHEDULE II TO COMPLIANCE CERTIFICATE

                   Borrower's Applicable Margin Calculation

          The Leverage Ratio as of the date of determination equals ____:1.00, which results in Level ___ Status (i.e. Applicable Margin for Eurodollar Loans is ___% and Applicable Fee Rate is _____%).

                                 Exhibit B-5

                                   EXHIBIT C
                                   ---------

                                    FORM OF
                             ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between __________________________ (the "Assignor") and __________________ (the
"Assignee") is dated as of _________________, 19__. The parties hereto agree as follows:

     1.  PRELIMINARY STATEMENT.  The Assignor is a party to a Credit Agreement
         ---------------------
(which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2.  ASSIGNMENT AND ASSUMPTION.  The Assignor hereby sells and assigns to
         -------------------------
the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3(b) of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3(a) of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3.  EFFECTIVE DATE.  The effective date of this Assignment Agreement (the
         --------------
"Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on or before the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4.  PAYMENT OBLIGATIONS.  On and after the Effective Date, the Assignee
         -------------------
shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. **[In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal

                                  Exhibit C-1
amount of the portion of all Alternate Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date,
(a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurodollar Loan becomes due (by acceleration or otherwise)(the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Alternate Base Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.] In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     **Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

     5.  FEES PAYABLE BY THE ASSIGNEE.  The Assignee shall pay to the Assignor a
         ----------------------------
fee on each day on which a payment of interest or facility fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or facility fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to
Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was ___ of 1% less than the interest rate paid by the

                                  Exhibit C-2

Borrower or if the facility fee was ___ of 1% less than the facility fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay ___% of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

     6.  REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
         --------------------------------------------------------------
LIABILITY.  The Assignor represents and warrants that it is the legal and
---------
beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7.  REPRESENTATIONS OF THE ASSIGNEE.  The Assignee (i) confirms that it has
         -------------------------------
received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, **[and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes]**.**

**to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

                                  Exhibit C-3

     8.  INDEMNITY.  The Assignee agrees to indemnify and hold the Assignor
         ---------
harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9.  SUBSEQUENT ASSIGNMENTS.  After the Effective Date, the Assignee shall
         ----------------------
have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the
--------
terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

     10.  REDUCTIONS OF AGGREGATE COMMITMENT.  If any reduction in the Aggregate
          ----------------------------------
Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11.  ENTIRE AGREEMENT.  This Assignment Agreement and the attached Notice
          ----------------
of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12.  GOVERNING LAW.  This Assignment Agreement shall be governed by the
          -------------
internal law, and not the law of conflicts, of the State of Illinois.

     13.  NOTICES.  Notices shall be given under this Assignment Agreement in
          -------
the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

                                  Exhibit C-4

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                   [NAME OF ASSIGNOR]


                                   By:     _____________________________
                                   Title:  _____________________________
                                           _____________________________
                                           _____________________________


                                   [NAME OF ASSIGNEE]

                                   By:     _____________________________
                                   Title:  _____________________________
                                           _____________________________
                                           _____________________________

                                  Exhibit C-5

                                  SCHEDULE 1
                            to Assignment Agreement

1.     Description and Date of Credit Agreement:

2.     Date of Assignment Agreement:  _____________, 19__

3.     Amounts (As of Date of Item 2 above):


     a.   Total of Commitments
          (Loans)** under
          Credit Agreement                             $_____________________

     b.   Assignee's Percentage
          of each Facility purchased
          under the Assignment
          Agreement                                    _____________________%

     c.   Amount of Assigned Share in
          each Facility purchased under
          the Assignment
          Agreement                                    $______________________

4.   Assignee's Aggregate (Loan
     Amount)**  Commitment Amount
      Purchased Hereunder:                             $______________________

5.   Proposed Effective Date:                                     ____________


Accepted and Agreed:

[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]
By: _____________________________            By: ___________________________
Title: __________________________            Title: ________________________



 ** If a Commitment has been terminated, insert outstanding Loans in place of Commitment
***  Percentage taken to 10 decimal places

                                  Exhibit C-6

               Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                       ADMINISTRATIVE INFORMATION SHEET
                       --------------------------------

        Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                           (Sample form shown below)

                             ASSIGNOR INFORMATION
                             --------------------
CONTACT:
-------

Name:_____________________________      Telephone No.:_______________________
Fax No.:__________________________      Telex No.:___________________________
                                        Answerback:__________________________
PAYMENT INFORMATION:
--------------------

Name & ABA # of Destination Bank:____________________________________________
                                 ____________________________________________

Account Name & Number for Wire Transfer:_____________________________________
                                        _____________________________________

Other Instructions:__________________________________________________________
_____________________________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNOR:  __________________________________________
--------------------------------   __________________________________________
                                   __________________________________________



                             ASSIGNEE INFORMATION
                             --------------------
CREDIT CONTACT:
--------------

Name:_____________________________      Telephone No.:_______________________
Fax No.:__________________________      Telex No.:___________________________
                                        Answerback:__________________________
KEY OPERATIONS CONTACTS:
-----------------------

Booking Installation:_____________ Booking Installation:________________ Name:_____________________________ Name:________________________________
Telephone No.:____________________      Telephone No.:_______________________
Fax No.:__________________________      Fax No.:_____________________________
Telex No.:________________________      Telex No.:___________________________
Answerback:_______________________      Answerback:__________________________

                                  Exhibit C-7

PAYMENT INFORMATION:
--------------------

Name & ABA # of Destination Bank:____________________________________________
                                 ____________________________________________

Account Name & Number for Wire Transfer:_____________________________________
                                        _____________________________________

Other Instructions:__________________________________________________________
_____________________________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNEE:  __________________________________________
--------------------------------   __________________________________________
                                   __________________________________________

                                  Exhibit C-8

                               FNBC INFORMATION
                               ----------------

    Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:         SUBSEQUENT OPERATIONS CONTACT:
-----------------------          -----------------------------

Name: John Loizzo                  Name:_________________________
      --------------------------
Telephone No.:  (312) 732-4118     Telephone No.: (312)
              ------------------                 ----------------
Fax No.:  (312) 732-7455           Fax No.: (312)
         ------------------------          ----------------------

                                   FNBC Telex No.: 190201  (Answerback: FNBC UT)
                                                  ------------------------------

INITIAL FUNDING STANDARDS:
-------------------------

Libor - Fund 2 days after rates are set.

FNBC WIRE INSTRUCTIONS:          The First National Bank of Chicago, ABA #
----------------------
                                 071000013 BNF = 7521-7653/DES, Ref:

ADDRESS FOR NOTICES FOR FNBC:      One First National Plaza, Chicago, IL 60670
----------------------------
                                   Attn: Agency/Compliance Division, Suite 0353
                                   Fax No. (312) 732-2038 or (312) 732-4339

                                  Exhibit C-9

                                  EXHIBIT "I"
                            to Assignment Agreement

                                    NOTICE
                                 OF ASSIGNMENT
                                 -------------


                                                            _________, 19__


To:      DePuy, Inc.
         700 Orthopaedic Drive
         Warsaw, Indiana  46581-0988

         The First National Bank of Chicago,
          as Agent
         One First National Plaza
         Chicago, Illinois  60670


From:     [NAME OF ASSIGNOR] (the "Assignor")

          [NAME OF ASSIGNEE] (the "Assignee")


          1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

          2. This Notice of Assignment (this "Notice") is given and delivered to the Borrower and the Agent pursuant to Section 12.3.2 of the Credit Agreement.

          3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of __________, 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3(b) of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3(a) of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and
12.3.2 of the Credit Agreement have been delivered to the Agent, provided that
                                                                 --------
the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

          4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified

                                 Exhibit C-10
in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

          5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.

          6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

          7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

          8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

          9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

NAME OF ASSIGNOR                        NAME OF ASSIGNEE

By:_____________________________        By:______________________________

Title:__________________________        Title:___________________________

                                 Exhibit C-11

ACKNOWLEDGED AND CONSENTED TO           ACKNOWLEDGED [AND CONSENTED TO]
BY THE FIRST NATIONAL BANK OF           BY DePUY, INC.
CHICAGO

By:____________________________         By:____________________________
Title:_________________________         Title:_________________________

              **[Attach photocopy of Schedule 1 to Assignment]**

                                 Exhibit C-12

                             DISCLOSURE SCHEDULES
                    DEPUY, INC. REVOLVING CREDIT AGREEMENT
                                 MAY 29, 1998


EXPLANATORY NOTE: Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Revolving Credit Agreement among DePuy, Inc., various lenders and The First National Bank of Chicago, as Agent, dated as of May 29, 1998.

Matters on the following Schedules relating to AcroMed Corporation ("AcroMed") shall be deemed included thereon only from and after the time the Acquisition is consummated.

                             DISCLOSURE SCHEDULES
                    DEPUY, INC. REVOLVING CREDIT AGREEMENT
                                 MAY 29, 1998



                                  SCHEDULE 5.3
                                  ------------
                             APPROVALS AND CONSENTS

DEPUY, INC. AND SUBSIDIARIES
----------------------------

1. The waiting period for the Acquisition pursuant to the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired without comment or request for additional information.

2. The Borrower has made appropriate filings with the Italian and German competition authorities related to the Acquisition, and the waiting periods, clearances and/or notifications related to such filings have either expired or been received, as the case may be.

3. The consummation of the merger of AcroMed with the DP Merger Sub, Inc., the Borrower's wholly-owned acquisition subsidiary, is subject to approval by the shareholders of AcroMed, which approval was obtained at a meeting held at the offices of AcroMed on April 22, 1998.

                             DISCLOSURE SCHEDULES
                    DEPUY, INC. REVOLVING CREDIT AGREEMENT
                                 MAY 29, 1998



                                  SCHEDULE 5.9
                                  ------------
                                  SUBSIDIARIES


Subsidiaries Prior to Acquisition (including jurisdiction of organization and percentage of interest owned by Borrower or Subsidiaries):

DePuy Finance LLC (United States, 100%*)  Corange U.K. Holdings Ltd. (United
                                          Kingdom, 100%*)

DePuy Orthopadie GmbH (Germany, 100%)     DePuy International (Holdings)
                                          Ltd. (United Kingdom, 100%*)

De Puy A.G. (Switzerland, 100%)           DePuy International Ltd. (United
                                          Kingdom, 100%)

DePuy Orthopedie SA (France, 100%)        DePuy Joints S.A. (Argentina, 90%)

DePuy Italia S.r.L. (Italy, 73%)          DePuy Taiwan (Taiwan, 100%)

DePuy Iberica, S.A (Spain, 100%)          DePuy Australia Pty Limited
                                          (Australia, 100%)

Medical Trivest SL (Spain, 100%)          DePuy Mexico S.A. De C.V. (Mexico,
                                          100%)

DePuy Japan Incorporated (Japan, 100%)    DePuy Canada Ltd. (Canada, 100%)

DePuy Korea, Inc. (Korea, 100%)           DePuy Orthopaedics, Inc. (United
                                          States, 100%)

DePuy Far East Pte Ltd (Singapore, 100%)  DePuy Orthopaedic Technologies, Inc.
                                          (United States, 100%)

DePuy GmbH (Austria, 100%)                DePuy ACE Medical Company (United
                                          States, 100%)

DePuy Olmed AB (Sweden, 77%)              DePuy Motech, Ltd. (United Kingdom,
                                          100%)

DePuy Hungary (Hungary, 100%)             Pamerland SCI (France, 100%*)

DePuy CZ s.r.o. (Czech Republic, 100%)    Bioland SA (France, 98%)

DePuy New Zealand Ltd. (New Zealand,      Mikroland (France, 100%*)
100%)

DePuy Sanatmetal (Hungary, 50.1%)         Memo Implants (France, 100%*)

DePuy Hong Kong Ltd. (Hong Kong, 100%)

                             DISCLOSURE SCHEDULES
                    DEPUY, INC. REVOLVING CREDIT AGREEMENT
                                 MAY 29, 1998


                                  SCHEDULE 5.9
                                  ------------
                            SUBSIDIARIES (CONTINUED)


DePuy Medical Pte Ltd. (India, 100%)      Landos Nederland (The Netherlands,
                                          100%*)

DePuy, S.A. (Belgium, 100%)               DePuy Motech, Inc. (United States,
                                          80%)

Matrix Biotech, Inc. (United States,      Expanded Optics, Inc.  (United
20%)                                      States, 62%)

DePuy France/CFT France (France,          Medinov Distribution (France, 97%*)
100%*)

GAM SCI (France 100%*)                    Landochine (China, 100%*)

Orthotim  (France 100%*)                  AM SCI (France, 90%*)

Bioland Pharma  (France 99.8%)            Landos Int. (Switzerland, 100%*)

Landos Biomechique (Switzerland, 96%*)    Landos Italia (Italy, 100%*)

Landos Espana (Spain, 100%*)              Landos Inc. (United States, 100%*)

DePuy Overseas Trading Ltd.               Landos Orthopaedic Allemagne
(Bermuda, 100%*)                          (United States, 100%*)

DePuy Development, Inc. (United
States, 100%*)

Tweedbank (Scotland, 100%)

DePuy Portugal Lta. (Portugal, 100%)

                             DISCLOSURE SCHEDULES
                    DEPUY, INC. REVOLVING CREDIT AGREEMENT
                                 MAY 29, 1998


                                  SCHEDULE 5.9
                                  ------------
                            SUBSIDIARIES (CONTINUED)


Subsidiaries to be Acquired through Acquisition:

AcroMed Corporation (Ohio, 100%)

AcroMed Holding B.V. (The Netherlands, 100%)

AcroMed B.V. (The Netherlands, 100%)

AcroMed Export, Inc. (United States Virgin Islands, 100%)

AcroMed UK Ltd. (United Kingdom, 100%)

AcroMed, Inc.
     -d/b/a Bremer Medical, Inc.  (Florida, 100%)

AcroBase Corporation (Ohio, 100%*)

AcroMed Holding Corporation (Ohio, 100%*)

AcroMed Inc. (Ohio, 100%*)

AcroMed Incorporated (Ohio, 100%*)

AcroMed Asia Limited (Japan, 100%*)



*Denotes a Subsidiary that (i) is a real estate company, holding company or similar company, or (ii) may be in the process of being liquidated or merged with another Subsidiary.

                             DISCLOSURE SCHEDULES
                    DEPUY, INC. REVOLVING CREDIT AGREEMENT
                                 MAY 29, 1998



                                 SCHEDULE 5.15
                                 -------------
                            OWNERSHIP OF PROPERTIES

     See Liens listed on Schedule 6.15.

                             DISCLOSURE SCHEDULES
                    DEPUY, INC. REVOLVING CREDIT AGREEMENT
                                 MAY 29, 1998



                                 SCHEDULE 6.11
                                 -------------
                                  INDEBTEDNESS

(b)  Actual Indebtedness:

     (i)         Borrowed money obligations                                     $81,400,000*

     (ii)        Deferred Purchase obligations                                  $ 2,300,000

     (iii)       Obligations secured by liens                                   $70,000,000*

     (iv)        Obligations evidenced by instruments                                  none

     (v)         Obligations related to securities                              $ 4,200,000

     (vi)        Capitalized Lease obligations                                  $ 5,700,000

     (vii)       Contingent obligations                                         $      none

     (viii)      Obligations related to Letters of Credit                       $   100,000

     (ix)        Rate Hedging obligations                                              none

     (x)         Other obligations described in part (j) of the                        none
                 definition of Indebtedness

     (xi)        "Synthetic" lease obligations (related to certain aircraft)    $10,800,000

     (xii)       Currency commitment obligations                                $10,200,000

     (xiii)      Other obligations described in part (l) of the                        none
                 definition of Indebtedness

                                                                   Total     $184,700,000**

     * Of these borrowed money obligations, $7.5 million consists of amounts outstanding as of May 22, 1998 under AcroMed's line of credit with Key Bank. (See footnote ** below). The Borrower intends to terminate this line of credit following the Acquisition.

     ** Obligations of AcroMed arising under the "Settlement Agreement and Order" (as defined in the Merger Agreement) and secured by the assets of AcroMed. Of AcroMed's $90 million settlement, $20 million was paid during April 1998 from AcroMed's existing cash and its line of credit with Key Bank ($7.5 million outstanding as of May 22, 1998). The remaining $70 million, plus interest, is due within one year.

                             DISCLOSURE SCHEDULES
                    DEPUY, INC. REVOLVING CREDIT AGREEMENT
                                 MAY 29, 1998


                                 SCHEDULE 6.11
                                 -------------
                            INDEBTEDNESS (CONTINUED)


     AcroMed B.V. has a demand line of credit with a bank that permits borrowings of up to 1,675,000 Dutch Guilders (approximately $852,810). The agreement has no stated expiration date. Interest on outstanding balances is payable monthly at the prime rate of the Dutch National Bank plus 1.50 percent. The borrowings would be collateralized by accounts receivable of AcroMed B.V.
At May 22, 1998, there were no outstanding borrowings under this line of credit. The Borrower intends to keep this line of credit open in accordance with its terms until alternative financing arrangements have been made.

                             DISCLOSURE SCHEDULES
                    DEPUY, INC. REVOLVING CREDIT AGREEMENT
                                 MAY 29, 1998


                                 SCHEDULE 6.14
                                 -------------
                                  INVESTMENTS

1.      Subsidiaries identified on Schedule 5.9.

2.      Short-term Investments                               $10,300,000

3.      Investments in unconsolidated affiliated companies   $ 2,100,000

4.      Supplier Advances                                    $   300,000

5.      Grantor trusts related to funding of certain
        supplemental executive retirement plans              $21,200,000

                             DISCLOSURE SCHEDULES
                    DEPUY, INC. REVOLVING CREDIT AGREEMENT
                                 MAY 29, 1998


                                 SCHEDULE 6.15
                                 -------------
                                     LIENS

Security Agreement--Accounts Receivable, Inventory, and Equipment between AcroMed Corporation and Society National Bank, dated as of July 2, 1991

Patent and Trademark Collateral Assignment by and between AcroMed Corporation and Society National Bank, entered into as of July 2, 1991

First Amendment to Amended and Restated Revolving Credit and Term Loan Agreement between AcroMed Corporation and KeyBank National Association (formerly known as Society National Bank), dated December 31, 1996

Second Amendment to Patent and Trademark Collateral Agreement by and between AcroMed Corporation and Key Corporate Capital Inc., dated September 3, 1997, and Assignment of even date between these two parties

Assignment between AcroMed Corporation and Key Corporate Capital, Inc., September 3, 1997

Assignment of Life Insurance Policy between AcroMed Corporation and Society National Bank, dated as of June 8, 1984

Conditional Assignment of Patents by and between AcroMed Corporation and John W. Brantigan, made as of February 21, 1996

Security Interest Agreement by and between AcroMed Corporation and John T. [sic] Brantigan, made as of April 9, 1996

Security and Subordination Agreement, by and between AcroMed Corporation and AcroMed Settlement Fund Trust, to be entered into as part of Bone Screw Litigation Settlement, whereby all of the assets of AcroMed are to be pledged to secure AcroMed's obligations under that certain AcroMed Corporation Settlement Agreement entered into on January 8, 1997 by and between Plaintiff's Legal Committee and AcroMed, as amended, in connection with the litigation entitled In re: Orthopedic Bone Screw Products Liability Litigation.

Borrower and its Subsidiaries are parties to various equipment leases, some of which may be Capitalized Leases, for which financing statements have been filed by the respective lessors. These leases are reflected on the list of recorded liens attached hereto as Addendum 1 and incorporated herein by this reference.
                         ----------

                                                                      ADDENDUM 1
                                                                TO SCHEDULE 6.15
                                                                ----------------
                                RECORDED LIENS*
                                --------------
DEPUY, INC.

----------------------------------------------------------------------------------------------------------
  Location of
  -----------
     Filing               Lien Holder            File Number      File Date           Collateral
-----------------      -------------------      -------------     ---------      --------------------
----------------------------------------------------------------------------------------------------------
Indiana                Mellon US Leasing          1800453-A         9-2-92         Specific Tele-
Secretary of           (formerly U.S.             2113060           3-24-97        communications
State                  Leasing Corp.)/+/          2113061           3-24-97        system
----------------------------------------------------------------------------------------------------------
Indiana                United States              1871107           10-4-93        Specific computer
Secretary of           Leasing                                                     hardware and
State                  International/+/                                            software and related
                                                                                   equipment subject to
                                                                                   lease #121561
----------------------------------------------------------------------------------------------------------
Indiana                Pitney Bowes               1878911           11-15-93       All equipment
Secretary of           Credit                                                      distributed by Pitney
State                  Corporation/+/                                              Bowes and affiliates
                                                                                   and subject to
                                                                                   specific lease #
                                                                                   4068052-004, and all
                                                                                   proceeds of foregoing
----------------------------------------------------------------------------------------------------------
Indiana                USL Capital                1897868           3-1-94         Specific computer
Secretary of           Corporation/+/             1960533           1-11-95        software and
State                                                                              hardware, with all
                                                                                   accessions and
                                                                                   attachments, and all
                                                                                   replacements or
                                                                                   substitutions, subject
                                                                                   to lease # 121630
 ----------------------------------------------------------------------------------------------------------
Indiana                USL Capital                1908676           4-19-94        Specific computer
Secretary of           Corporation/+/                                              hardware and
State                                                                              software and related
                                                                                   equipment subject to
                                                                                   lease #121631
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Indiana                Pitney Bowes               2174667           2-24-98        All equipment,
Secretary of           Credit Corp./+/                                             manufactured, sold or
State                                                                              distributed by Pitney
                                                                                   Bowes and affiliates
                                                                                   and subject to
                                                                                   specific lease #
                                                                                   4068052-005, and all
                                                                                   proceeds of foregoing
----------------------------------------------------------------------------------------------------------

ACROMED
CORPORATION

----------------------------------------------------------------------------------------------------------
Location of
-----------
  Filing                  Lien Holder            File Number      File Date           Collateral
  ------               -------------------      ------------      ---------      -----------------------
----------------------------------------------------------------------------------------------------------
Ohio Secretary         Hewlett-Packard            AM874745          7-11-96        All equipment leased
of State               Company/+/                                                  from Hewlett-Packard
                                                                                   pursuant to Financing
                                                                                   Agreement No.
                                                                                   414493583
----------------------------------------------------------------------------------------------------------
Ohio Secretary         Key Corporate              AE0087669         8-9-91         Accounts receivable,
of State               Capital, Inc.              04089626102       4-8-96         accounts, general
                       (successor-in-             09089708501       9-8-97         intangibles,
                       interest to                                                 inventory, goods,
                       Society                                                     merchandise,
                       National Bank                                               machinery,
                       (n/k/a Keybank                                              equipment, fixtures,
                       National                                                    tangible personal
                       Association))                                               property, whether
                                                                                   existing now acquired
                                                                                   later, and all
                                                                                   proceeds and
                                                                                   replacements of the
                                                                                   foregoing
----------------------------------------------------------------------------------------------------------
Ohio Secretary         Quality                    AK82119           3-7-94         Specific equipment
of State               Measurement
                       Center(/+/)
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Ohio Secretary         Xerox Corp                 AH64744           8-31-92        Specific Xerox
 of State                                                                          Equipment and
                                                                                   proceeds; business
                                                                                   machinery and
                                                                                   equipment and
                                                                                   proceeds
----------------------------------------------------------------------------------------------------------

ACROMED,
INC./BREMER
MEDICAL, INC.

----------------------------------------------------------------------------------------------------------
Location of
-----------
  Filing                  Lien Holder            File Number      File Date           Collateral
  ------              -------------------       ------------      ---------      -----------------------
----------------------------------------------------------------------------------------------------------
Florida                Bennett's Leasing          950000090220      5-5-95         Specific business
Secretary of           Incorporated/+/                                             machinery,
State                                                                              equipment and
                                                                                   proceeds
----------------------------------------------------------------------------------------------------------
Florida               Bennett's Leasing           950000090219      5-5-95         Specific
Secretary of          Incorporated/+/                                              communications
State                                                                              equipment and
                                                                                   proceeds
----------------------------------------------------------------------------------------------------------
Florida               Minnesota Mining            940000156948      8-2-94         Donaldson Abator,
Secretary of          and Manufacturing                                            with negative exhaust
State
----------------------------------------------------------------------------------------------------------

DEPUY ORTHOPAEDICS, INC.

----------------------------------------------------------------------------------------------------------
Location of
-----------
  Filing                  Lien Holder            File Number      File Date           Collateral
  ------               -------------------      ------------      ---------      -----------------------
----------------------------------------------------------------------------------------------------------
Indiana               IBM Credit                  2091835           12-06-96       Specific equipment
Secretary of          Corporation/+/                                               leased from IBM
State
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Indiana               NationsBanc Leasing         2133752           6-30-97        Airframe and engines
Secretary of          Corporation of North        2135900-A         7-11-97        of certain aircraft;
State                 Carolina                                                     rights under Aircraft
                                                                                   Purchase Agreement
                                                                                   dated 3/4/97, and all
                                                                                   other contracts or
                                                                                   agreements relating to
                                                                                   specific aircraft
----------------------------------------------------------------------------------------------------------

DEPUY ACE
 MEDICAL
 COMPANY

----------------------------------------------------------------------------------------------------------
Location of
-----------
  Filing                  Lien Holder            File Number      File Date           Collateral
  ------               -------------------      ------------      ---------      -----------------------
----------------------------------------------------------------------------------------------------------
California            General                     9810660583        4-16-98        -- 1 Toshiba BD 9060
Secretary of          Electric                                                     Copier
State                 Capital                                                      -- 1 Paper Slot Cover
                      Corporation/+/                                               -- 20 Bin Stapler
                                                                                   Sorter
                                                                                   -- 2 Toshiba BD 5560
                                                                                   Copiers
                                                                                   -- 2 20 Bin Staple
                                                                                   Sorters
----------------------------------------------------------------------------------------------------------

_______________________________

*In addition to the Liens identified in the foregoing table, Liens permitted pursuant to Section 6.15(e) shall include such other Liens as the Agent may approve based on additional UCC search results.

/+/Subject to lease arrangement.

                      AMENDMENT NO. 1 TO CREDIT AGREEMENT
                      -----------------------------------

     This Amendment (this "Amendment") is entered into as of June 5, 1998 by and among DePuy, Inc., a Delaware corporation (the "Borrower"), The First National Bank of Chicago, individually and as agent ("Agent"), and the other financial institutions signatory hereto.

                                   RECITALS
                                   --------

     A.  The Borrower, the Agent and the financial institution so designated on
Schedule 1 hereto (the "Existing Lender" ) are party to that certain $300,000,000 revolving credit agreement dated as of May 29, 1998 ( the "Credit Agreement"). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

     B. The Borrower, the Agent and the Existing Lender wish to amend the Credit Agreement on the terms and conditions set forth below to add new Lenders and to reallocate the Aggregate Commitment. As of the date hereof the Aggregate Commitment is $300,000,000, $200,000,000 of Loans are outstanding and there are no Facility Letters of Credit outstanding.

     C. The undersigned financial institutions which are not Existing Lenders ("New Lenders") wish to join in this Amendment and in the Credit Agreement and become "Lenders" thereunder.

     Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

          1.   Amendment to Credit Agreement.  Upon the effectiveness of this
               -----------------------------
Amendment pursuant to Section 3, the Credit Agreement shall be amended as follows:

               (i) The definition of "Commitment" in Article I is amended in its
                                                     ---------
     entirety to read as follows:

               "Commitment" means, for each Lender, the obligation of such
                ----------
          Lender to make Loans and participate in Facility Letters of Credit not exceeding the amount set forth opposite its name on Schedule 1 hereto, and as set forth in any Notice of Assignment relating to any assignment which has become effective pursuant to Section 12.3.2, as
                                                            --------------
          such amount may be modified from time to time pursuant to the terms hereof."

               (ii) The definition of "Lenders" in Article I is amended in its
                                                   ---------
     entirety to read as follows:

               "Lenders" means the lending institutions listed on the signature
                -------
          pages of Amendment No. 1 to this Agreement dated as of June 5, 1998 and their respective successors and assigns.

               (iii) Section 6.14(e)(ii) of the Credit Agreement is amended by deleting therefrom the words "at least" and substituting therefor the words "no greater than".

               (iv) Section 13.1(b) of the Credit Agreement is amended in its entirety to read as follows:

               "(b) in the case of any Lender, at its address or facsimile number set forth on the signature pages of Amendment No. 1 to this Agreement dated as of June 5, 1998,"

               (v)    A new Schedule 1 is added to the Credit Agreement in the
                            ----------
     form of Schedule 1 hereto.

               (vi) The Pricing Schedule of the Credit Agreement is amended by adding the following as the last sentence thereof:

               "The Applicable Margin for purposes of computing Facility Letter of Credit fees shall be the Applicable Margin amount set forth in the grid above opposite the heading of "Eurodollar Rate"."

          2.   Representations and Warranties of the Borrower.  The Borrower
               ----------------------------------------------
represents and warrants to the New Lenders and the Existing Lender (collectively, the "Lenders") that:

               (a) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by proper corporate proceedings and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally; and

               (b) Each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof.

          3.   Effective Date.  Except as set forth in Section 4, this Amendment
               --------------
shall become effective on June 10, 1998 (the "Effective Date"), subject to:

               (a) the execution and delivery hereof by the Borrower, the Agent and each of the financial institutions for which there is a signature block on this Amendment;

               (b) the execution and delivery by the Borrower to the Agent of a Note dated as of the Effective Date for each New Lender and Existing Lender in the commitment amount set forth for such New Lender or Existing Lender on Schedule 1 hereto;

               (c) the Borrower's payment to the Agent for the benefit of the Existing Lender of all accrued and unpaid Facility Fees (which payment the Borrower agrees to make on the Effective Date); and

               (d) All Loans made by the Existing Lender and outstanding immediately prior to the effectiveness of this Amendment shall, substantially contemporaneously with the effectiveness hereof, be repaid in full out of the proceeds of new Loans made by the Lenders on the Effective Date as contemplated by Section 4 and set forth on Schedule 2 hereto (which repayment the Borrower agrees to make on the Effective Date to the extent of such proceeds).

          4.   Borrowing Notice; New Loans.  The Lenders and the Borrowers agree
               ---------------------------
that the execution and delivery hereof by the Borrower shall be deemed a Borrowing Notice to the Lenders for a $200,000,000 Eurodollar Advance with a three (3) month Interest Period to be made by the Lenders in accordance with and subject to the terms of the Credit Agreement on the Effective Date substantially contemporaneously with the effectiveness of this Amendment. The Borrower agrees that if for any reason (other than a breach by a Lender of its obligations to fund its Loan) the Advance referenced above is not made on such date in such amount, the Borrower shall be liable to the Lenders in accordance with Section
3.4 of the Credit Agreement with respect to such proposed Advance. The Borrower further agrees that from the date hereof to and including June 10, 1998 (a) it shall not request the issuance of any Facility Letters of Credit, (b) it shall neither borrow nor voluntarily repay Loans except as contemplated by Section 3(d) and 4 and (c) the Aggregate Commitment may not be voluntarily reduced. The Borrower's agreements in this Section 4 shall become binding upon the Borrower, and inure to the benefit of the Existing Lenders and New Lenders, upon the Borrower's execution and delivery of this Amendment to the Agent without respect to whether the conditions to effectiveness of this Amendment set forth in
Section 3 are satisfied, it being intended that the Existing Lenders and New Lenders will act in reliance hereon.

          5.   Reference to and Effect Upon the Credit Agreement.
               -------------------------------------------------

               (a) Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby and each "Lender" (as defined herein) shall be a "Lender" (as defined in the Credit Agreement) under the Credit Agreement with all of the rights and obligations of a Lender thereunder.

          6.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

          7.   Headings.  Section headings in this Amendment are included herein
               --------
for convenience of reference only and shall not constitute a part of this Amendment for any other purposes. References herein to Sections are, unless otherwise indicated, references to Sections hereof.

          8.   Counterparts.  This Amendment may be executed in any number of
               ------------
counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

                          [signature pages to follow]

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.



                                   DEPUY, INC.


                                   By: /s/ Thomas J. Oberhausen
                                      -------------------------------------
                                         Thomas J. Oberhausen
                                         Senior Vice President - Finance

                                   Address:  700 Orthopaedic Drive
                                             Warsaw, Indiana 46581-0988
                                             Attn: Thomas J. Oberhausen

                                             Telephone: (219) 372-7458
                                             Telecopy:   (219) 269-5675

                              THE FIRST NATIONAL BANK OF CHICAGO,
                              Individually and as Agent


                              By: /s/ Frank L. Grossman
                                 --------------------------------------
                                    Frank L. Grossman
                                    Authorized Agent

                              Address:     One First National Plaza
                                           Suite 0318
                                           Chicago, Illinois  60670-0318
                                           Attn: John F. Orofino

                                           Telephone: (312) 732-5246
                                           Telecopy:   (312) 732-1158

                              With Copy to: Agency Compliance Division
                                           One First National Plaza
                                           Suite 0353
                                           Chicago, Illinois 60670-0353

                                           Attn: Thomas E. Both
                                                 Vice President

                                           Telephone: (312) 732-7268
                                           Telecopy:  (312) 732-2038

                              THE BANK OF TOKYO-MITSUBISHI, LTD.,
                              CHICAGO BRANCH


                              By: /s/ Hajime Watanabe
                                 ----------------------------------------

                              Print Name:  Hajime Watanabe
                                         --------------------------------

                              Title:   Deputy General Manager
                                    -------------------------------------

                              Address:   227 West Monroe
                                         Suite 2300
                                         Chicago, IL 60606

                                         Attn: Christopher Jones

                                         Telephone: (312) 696-4656
                                         Telecopy:  (312) 696-4535


                              BARCLAYS BANK PLC


                              By: /s/ Terance Bullock
                                 ----------------------------------------
                                    Terance Bullock
                                    Vice President

                              Address:   222 Broadway
                                         11th Floor
                                         New York, NY 10038

                                         Attn: Terance Bullock

                                         Telephone: (212) 412-2554
                                         Telecopy:  (212) 412-7590

                              BANQUE NATIONALE DE PARIS


                              By: /s/ Arnaud Collin du Bocage
                                 ----------------------------------------------

                                   Arnaud Collin du Bocage
                                   Executive Vice President and General Manager



                              By: /s/ William J. Krummen
                                 ----------------------------------------------

                                   William J. Krummen
                                   Vice President and Manager

                              Address:   209 South LaSalle Street
                                         Suite 500
                                         Chicago, IL 60604

                                         Attn: William J. Krummen

                                         Telephone:  (312) 977-2248
                                         Telecopy:   (312) 977-1380



                              KEYBANK NATIONAL ASSOCIATION


                              By: /s/ Richard A. Pohle
                                 ----------------------------------------------

                                   Richard A. Pohle
                                   Senior Vice President

                              Address:   127 Public Square
                                         Cleveland, OH 44114

                                         Attn: Mark LoSchiavo

                                         Telephone: (216) 689-0598
                                         Telecopy:  (216) 689-4981

                              NATIONSBANK, N.A.


                              By: /s/ Larry J. Gordon
                                 ---------------------------------------------
                                    Larry J. Gordon
                                    Vice President

                              Address:   700 Louisiana Street
                                         8th Floor
                                         Houston, TX  77002

                                         Attn: Larry J. Gordon

                                         Telephone (713) 247-6619
                                         Telecopy: (713) 247-6719



                              THE NORTHERN TRUST COMPANY


                              By: /s/ Lisa M. Taylor
                                 ---------------------------------------------

                              Print Name:  Lisa M. Taylor
                                         -------------------------------------

                              Title:   Second Vice President
                                    ------------------------------------------


                              Address:   50 South LaSalle Street
                                         Chicago, IL 60675

                                         Attn:  Lisa Taylor

                                         Telephone: (312) 444-4196
                                         Telecopy:  (312) 444-5055

                          BANK AUSTRIA AG


                          By: /s/ Christopher P. Miller /s/ J. Anthony Seay
                             -------------------------------------------------

                          Print Name: Christopher P. Miller  J.Anthony Seay
                                     -----------------------------------------

                          Title: Assistant Vice President First Vice President
                                ----------------------------------------------

                          Address:     565 Fifth Avenue
                                       New York, NY 10017

                                       Attn:  Chris Miller

                                       Telephone:  (212) 880-1179
                                       Telecopy:   (212) 880-1080



                          THE BANK OF NEW YORK


                          By: /s/ Mark T. Familo
                             -------------------------------------------------
                                 Mark T. Familo
                                 Assistant Vice President

                          Address:   One Wall Street
                                     19th Floor - Central Division
                                     New York, NY 10286


                                     Attn:   Mark T. Familo

                                     Telephone:  (212) 635-1165
                                     Telecopy:   (212) 635-1208

                              BANCA COMMERCIALE ITALIANA


                              By: /s/ Diana Lamb
                                 ---------------------------------------------
                                    Diana Lamb
                                    Vice President

                              By: /s/ Matthew V. Trujillo
                                 ---------------------------------------------

                              Print Name:  Matthew V. Trujillo
                                         -------------------------------------

                              Title:    Vice President
                                    ------------------------------------------

                              Address:  150 North Michigan Avenue
                                        Suite 1500
                                        Chicago, IL 60601

                                        Attn:   Diana Lamb

                                        Telephone:  (312) 456-2502
                                        Telecopy:   (312) 346-5758

                              THE INDUSTRIAL BANK OF JAPAN, LIMITED


                              By: /s/ Walter Wolff
                                 ---------------------------------------------
                                     Walter Wolff
                                     Senior Vice President and General Manager

                              Address:  227 West Monroe
                                        Suite 2600
                                        Chicago, IL 60606

                                        Attn:   Timothy Avendt

                                        Telephone:  (312) 855-8499
                                        Telecopy:   (312) 855-8200

                                  SCHEDULE 1
                                  ----------
                                  COMMITMENTS
                                  -----------

                    LENDER                    COMMITMENT**
                    ------                    ----------
     The First National Bank of Chicago*      $ 35,000,000

     The Bank of Tokyo-Mitsubishi, Ltd.,      $ 31,000,000
      Chicago Branch

     Barclays Bank                            $ 31,000,000

     Banque Nationale de Paris                $ 31,000,000

     KeyBank National Association             $ 31,000,000

     NationsBank, N.A.                        $ 31,000,000

     The Northern Trust Company               $ 31,000,000

     Bank Austria AG                          $ 22,000,000

     The Bank of New York                     $ 19,000,000

     Banca Commerciale Italiana               $ 19,000,000

     The Industrial Bank of Japan, Limited    $ 19,000,000

                           TOTAL              $300,000,000
                                              ============

* Designates Existing Lenders

** Commitments subject to pro-rata reduction in the event of any reduction in the Aggregate Commitment prior to the effectiveness of this Amendment.

                                  SCHEDULE 2
                                  ----------
                             EFFECTIVE DATE LOANS
                             --------------------

                                           New Loan    Outstanding Loans
             Lender                         Amount**      Being Repaid**
             ------                         ------     -----------------
-------------------------------------------------------------------------
The First National Bank of Chicago*     $ 23,333,333.30   $200,000,000.00

-------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi, Ltd.,
Chicago Branch                            20,666,666.67                 0
-------------------------------------------------------------------------
Barclays Bank                             20,666,666.67                 0
-------------------------------------------------------------------------
Banque Nationale de Paris                 20,666,666.67                 0
-------------------------------------------------------------------------
KeyBank National Association              20,666,666.67                 0
-------------------------------------------------------------------------
NationsBank, N.A.                         20,666,666.67                 0
-------------------------------------------------------------------------
The Northern Trust Company                20,666,666.67                 0
-------------------------------------------------------------------------
Bank Austria AG                           14,666,666.67                 0
-------------------------------------------------------------------------
The Bank of New York                      12,666,666.67                 0
-------------------------------------------------------------------------
Banca Commerciale Italiana                12,666,666.67                 0
-------------------------------------------------------------------------
The Industrial Bank of Japan,
Limited                                   12,666,666.67                 0

-------------------------------------------------------------------------
                                        $200,000,000.00   $200,000,000.00
                                        ===============   ===============
-------------------------------------------------------------------------

* Designates Existing Lender. Existing Lender may net its new Loan amount against the corresponding amount of outstanding Loans being repaid to it on the Effective Date.

** Amount of new Loans and repayment of outstanding Loans subject to pro-rata reduction in the event of any repayment of outstanding Loans prior to the effectiveness of this Amendment.